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Exhibit 99.C

Capitalink, L.C. Member NASD--SIPC One Alhambra Plaza Suite 1410 Coral Gables, Florida 33134 Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

June 29, 2005

B.G. Capital Group
2424 North Federal Highway
Boca Raton, FL 33431

Gentlemen:

        We have been advised that B.G. Capital Group and its affiliates ("BG Capital") proposes to acquire the outstanding shares of common stock of The Neptune Society, Inc. (the "Company") that it does not own (the "Acquired Shares") for consideration of $2.68 per share (the "Offer Price"). The transaction described above is hereinafter, the "Transaction." BG Capital has retained Capitalink, L.C. ("Capitalink") to render an opinion that the Offer Price is fair, from a financial point of view, to the unaffiliated shareholders of the Company.

        BG Capital has advised us that it intends to purchase the Acquired Shares through a "short-form" merger pursuant to the applicable provisions of Florida law. Further, based on instructions from BG Capital, in our analyses, we calculated the value of the Acquired Shares on a controlling interest basis and did not apply a discount to the value of the Acquired Shares due to lack of marketability (the "Requested Levels of Value"). Further, we have been advised that the Company and certain holders of warrants have negotiated a settlement of a dispute pursuant to which the Company will issue 500,000 shares of common stock in exchange for the cancellation of such warrants (the "Settlement"), and that BG Capital will acquire such shares.

        We have not been requested to opine as to, and the opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for BG Capital, the decision on whether BG Capital should complete the Transaction, and other alternatives to the Transaction that might exist for BG Capital.

        In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

  •
  Reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Quarterly Report on Form 10-Q for the three months ended March 31, 2005, the Current Report on Form 8-K dated April 25, 2005 and Form 13-E3 dated April 26, 2005.

  •
  Considered the historical financial results and present financial condition of the Company.

  •
  Reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company, the Comparable Companies (as defined hereinafter) and a general market index.

  •
  Reviewed and analyzed the Company's projected unlevered free cash flows and prepared discounted cash flows.

  •
  Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company (the "Comparable Companies").

  •
  Reviewed recent precedent transactions in the Company's common stock.

  •
  Reviewed and discussed with representatives of BG Capital, its professionals, and Company management certain financial, operating and other information furnished. This includes, among other items, (i) financial analyses with respect to the business, operations and prospects of the Company; (ii) instructions regarding the Settlement; and (iii) the Requested Levels of Value.

  •
  Performed such other analyses and examinations as were deemed appropriate.

        In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of BG Capital and Company management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not made a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company. In addition, we have not attempted to confirm whether the Company has good title to its assets.

        We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We further assumed that the Transaction will be a taxable event to the unaffiliated shareholders of the Company, and that the Transaction will be consummated substantially in accordance with terms noted, without any further amendments thereto, or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the unaffiliated shareholders of the Company.

        Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of June 29, 2005. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

        Our opinion is for the use and benefit of BG Capital and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should take any action, such as voting on any matter or tendering any shares, in connection with any possible transaction contemplated. Capitalink does not express any opinion as to the future performance of the Company or the price at which the Company's common stock would trade at any time in the future.

        Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Offer Price is fair, from a financial point of view, to the unaffiliated shareholders of the Company.

        In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the rendering of this opinion. Neither Capitalink nor its principals beneficially own any interest in BG Capital or the Company. Further, Capitalink has not provided any services to BG Capital or the Company within the past two years. In addition, BG Capital has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

        Our opinion is for the use and benefit of BG Capital and is rendered in connection with its consideration of the Transaction and may not be used by BG Capital for any purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose,

2

without the prior written consent of Capitalink, except that this opinion may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

Capitalink, L.C.

3

PROJECT BYE	CONFIDENTIAL

06.15.05

PRESENTATION TO B.G. CAPITAL GROUP

This presentation and its analyses are only for the use of B.G. Capital Group, and are not intended to, nor should they be, relied upon by any other party, including the Board of Directors and shareholders of The Neptune Society, Inc.  The consent of Capitalink is required prior to the disclosure to any third party of this presentation, its analyses, or of the assessments made by Capitalink.  These materials are based solely on information contained in publicly available documents and certain other information provided to Capitalink.  Capitalink has not attempted to investigate or verify the accuracy or completeness of such publicly available information or other information provided to Capitalink.  Capitalink has relied upon the accuracy and completeness of such publicly available information and other information supplied to Capitalink.  The preparation of these materials was completed on June 14, 2005 based on information publicly available or supplied to Capitalink through such date.  Capitalink is not obligated to update its analyses to reflect any information that becomes publicly available or that is provided to Capitalink after such date.

TABLE OF CONTENTS

I	TRANSACTION OVERVIEW

II	COMPANY OVERVIEW

III	COMPANY PERFORMANCE

IV	ANALYSIS

V	APPENDIX

GLOSSARY OF TERMS

CAGR	Compound Average Growth Rate

CY	Calendar Year

EBIT	Earnings before interest and taxes

EBITDA	Earnings before interest, taxes, depreciation and amortization

EPS	Earnings per share

EV	Enterprise value

FY	Fiscal year

ITM	In the money

LTM	Latest twelve months

MV	Market value

MRQ	Most recent quarter

SEC	Securities and Exchange Commission

TIC	Total invested capital

WACC	Weighted average cost of capital

I

TRANSACTION OVERVIEW

II

COMPANY OVERVIEW

III

COMPANY PERFORMANCE

IV

ANALYSIS

V

APPENDIX

TRANSACTION OVERVIEW

INTRODUCTION

•                                          B.G. Capital Group and its affiliate, Brooklyn Holdings LLC (collectively referred to as “BG Capital”), a controlling shareholder of The Neptune Society, Inc. (“Neptune” or the “Company”) has retained Capitalink, L.C. (“Capitalink”) as financial advisor and to render a fairness opinion that the consideration in a proposed transaction (the “Transaction”) whereby BG Capital proposes to acquire the outstanding shares of common stock of Neptune that it does not own for consideration of $2.68 per share (the “Offer Price”) is fair, from a financial point of view, to the unaffiliated shareholders of the Company.

•                                          The closing price of the Company’s stock on June 13, 2005 (date presentation materials completed) was $2.16.

•                                          BG Capital and related parties beneficially own 6,266,779 shares of common stock, or approximately 89.0%, of the Company’s issued and outstanding common stock.

•                                          BG Capital has advised Capitalink that it intends to acquire the balance of the shares of the Company’s common stock that it does not beneficially own (the “Acquired Shares”) through a “short-form” merger pursuant to the applicable provisions of Florida law.

•                                          Thereafter, it is intended that the Company will cease the public trading of its securities and its public reporting obligations.

•                                          The Company’s common stock is publicly traded on the OTC Bulletin Board market under the symbol “NPTI”, and as of May 6, 2005, there were 7,040,105 shares of the Company’s common stock outstanding.

•                                          On April 25, 2005, Bow River Capital Fund, LP and Bow River Capital Fund II, LP (“Bow River”) and CapEx, LP (“CapEx”, and with Bow River, the “Warrantholders”) tendered notice to exercise 666,667 and 1,030,000 warrants, respectively. The warrants were exercised on a cashless basis, resulting in a potential issuance of 515,762 shares in aggregate. The shares to be issued were calculated based on a current market price of $4.55 on April 22, 2005, net of the $3.00 exercise price.

•                                          Neptune issued a Current Report on Form 8-K dated as of April 25, 2005, which stated that the Company was evaluating whether the previously noted exercise by the Warrantholders constituted a valid exercise. We have been advised that the Company and the Warrantholders have negotiated a settlement of the dispute pursuant to which the Company will issue 500,000 shares of common stock in exchange for the cancellation of the warrants (the “Settlement”). Accordingly, Capitalink has included the additional 500,000 shares in its calculations.

•                                          Based on BG Capital’s instructions, in the preparation of its analyses, Capitalink calculated the value of the Acquired Shares on a controlling interest basis and did not apply a discount to the value of the Acquired Shares due to illiquidity (lack of marketability) (the “Requested Levels of Value”).

TRANSACTION OVERVIEW

SCOPE OF ENGAGEMENT

•                                          In arriving at its analysis and opinion, Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

•                                          Reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Quarterly Report on Form 10-Q for the three months ended March 31, 2005, the Current Report on Form 8-K dated April 25, 2005 and Form SC 13E3 dated April 26, 2005.

•                                          Considered the historical financial results and present financial condition of the Company.

•                                          Reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company, the Comparable Companies (as defined hereinafter) and a general market index.

•                                          Reviewed and analyzed the Company’s projected unlevered free cash flows and prepared discounted cash flows.

•                                          Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company (the “Comparable Companies”).

•                                          Reviewed recent precedent transactions in the Company’s common stock.

•                                          Reviewed and discussed with representatives of BG Capital, its professionals, and Company management certain financial, operating and other information furnished.  This includes, among other items, (i) financial analyses with respect to the business, operations and prospects of the Company; (ii) instructions regarding the Settlement; and (iii) the Requested Levels of Value.

•                                          Performed such other analyses and examinations as were deemed appropriate.

•                                          The Capitalink analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of June 14, 2005. Accordingly, although subsequent developments may affect its opinion, Capitalink does not assume any obligation to update, review or reaffirm its opinion.

•                                          Capitalink assumes that the Transaction will be consummated substantially in accordance with the terms noted, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the unaffiliated shareholders of the Company.

•                                          Capitalink has relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading.  With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make its analysis and form an opinion.

•                                          Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company.  In addition, Capitalink has not attempted to confirm whether the Company has good title to its assets.

•                                          Capitalink assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations.

•                                          Capitalink has not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of BG Capital to proceed with or affect the Transaction.

•                                          Capitalink was not asked to consider, and its opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for BG Capital.

•                                          The opinion is for the use and benefit of BG Capital and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should take any action, such as voting on any matter or tendering any shares, in connection with any possible transaction

contemplated.   Capitalink does not express any opinion as to the future performance of the Company or the price at which the Company’s common stock would trade at any time in the future.

I

TRANSACTION OVERVIEW

II

COMPANY OVERVIEW

III

COMPANY PERFORMANCE

IV

ANALYSIS

V

APPENDIX

COMPANY OVERVIEW

•                                          Neptune, founded in 1972, is a provider of pre-need and at-need cremation services in Arizona, California, Colorado, Florida, Illinois, Missouri, Nevada, New York, Oregon, Texas and Washington. The Company also operates crematories in California and Washington. The Company does not offer traditional funeral services and does not own or operate cemeteries.

•                                          The Company also offers other services and products, including urns and memorialization options. These options include upgraded permanent memorial urns or keepsakes, memorial record books, memorial life celebration videos, assistance in arranging for private or public memorial services, and arranging for disposition of the ashes, such as burial at sea, rose garden scattering or delivery of ashes to family members or cemeteries.

•                                          The Company offers pre-need programs that allow clients to pre-plan and pre-pay for cremation services and at-need programs in which cremation services are arranged at the time of need. Approximately 70% of Neptune’s cremations are prearranged.

•                                          Neptune is headquartered in Sherman Oaks, California and employs 30 counselors and 25 mortuary personnel, 17 telemarketers, and 45 administrative and sales personnel. In addition, it contracts with 162 independent contractors to serve as commissioned sales representatives.

•                                          The death care industry overall is expected to grow at a steady, moderate pace over the long-term. According to the United States Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1% per year, from 2.4 million in 2000 to 2.6 million in 2010. The industry as a whole is highly fragmented and is characterized by a large number of locally-owned, independent operations. Approximately 80% of industry revenue is generated by independently-owned operations with the balance coming from four publicly traded companies, Service Corporation International, Stewart Enterprises, Alderwoods Group, and Carriage Services.

•                                          Neptune operates only in the cremation segment of the death care industry. The Company estimates that it performs approximately 1% of all cremations in the United States. One significant trend in the United States is an increasing preference for cremations. Industry research indicates that the number of cremations has increased steadily and that cremations are expected to represent approximately 39% of the death care services in the United States by 2010, compared to 28% in 2002.

•                                          Full-service death care providers offer a broader range of traditional funeral and burial products and services, including traditional burial services, embalming, caskets, cremation, urns, cemetery space, burial vaults, cemetery markers and memorials, plaques, and pre-need arrangements. These traditional competitors have a cost structure designed around traditional funeral services and products; therefore the increasing trend towards cremations has been a significant concern for them.

•                                          The table below compares the typical cost for alternative services:

Cost of Alternative Service

Type of Service	Cost
Funeral (1)	$5,000 - $6,000
Burial (2)	$2,000 - $5,000
Cremation	$200- $2,000

(1) Includes mortuary and memorial services.

(2) Includes plot, headstone, and labor.

Source: Bear Stearns, Johnson Rice & Co., Stewart

•                                          The Company competes by focusing on the pre-need simple cremation niche of the death care industry. Neptune management believes that it can effectively market simple cremation services on a pre-need basis by offering a lower cost alternative to traditional burial funerals, which have higher prices due to the cost structure of traditional funeral home establishments. The Company believes that the popularity and acceptance of cremation services will increase in the future as a result of (i) the cost differences between traditional burial funerals and cremations, (ii) consumer shift in attitude towards cremation, and (iii) the perception of value.

•                                          The Company’s growth strategy is to open new offices and to enter into selective acquisitions of existing cremation service providers in new geographic markets with large population centers and where existing cremation rates are 15% - 50%, with projected rates increasing over the next 10 years.

COMPANY OVERVIEW

OWNERSHIP

•                                          Capitalink reviewed the current shareholder ownership structure of the Company as of May 6, 2005.  Capitalink noted the following:

•                                          Neptune is majority owned by BG Capital, whose beneficial ownership interest is approximately 89.0% on a primary basis.

•                                          Approximately 7.1% of the outstanding shares are owned by public shareholders.

•                                          There are 255,000 vested in-the-money options outstanding and 27,500 out-of-the-money warrants outstanding.

Ownership Review (1)

	Pre-Purchase (2)	Primary Basis (3)		Options &	Fully Diluted Basis
	Shares	Shares	%	Warrants	Shares	%

BG Capital	5,766,779	6,266,779	89.0%	—	6,266,779	85.6%

Directors & Employees
Jerry A. Norman	40,000	40,000	0.6%	150,000	190,000	2.6%
Daniel M. Solberg	—	—	0.0%	25,000	25,000	0.3%
Gary Harris	—	—	0.0%	30,000	30,000	0.4%
Barry Maynes	41,250	41,250	0.6%	20,000	61,250	0.8%
Albert Aimers	57,000	57,000	0.8%	—	57,000	0.8%
Chuck Eudaily	—	—	0.0%	30,000	30,000	0.4%
	138,250	138,250	2.0%	255,000	393,250	5.4%
Public & Others
CapEx, L.P. (4)	334,875	—	0.0%	—	—	0.0%
Bow River Entities (4)	165,125	—	0.0%	—	—	0.0%
DH Blair	26,634	26,634	0.4%	20,000	46,634	0.6%
Others	608,442	608,442	8.6%	7,500	615,942	8.4%
	1,135,076	635,076	9.0%	27,500	662,576	9.0%

	7,040,105	7,040,105	100.0%	282,500	7,322,605	100.0%

(1)                    Estimated as of May 6, 2005.

(2)                    Figures reflect number of shares after the issuance of shares pursuant to the Settlement, but prior to the purchase of such shares by BG Capital.

(3)                    Figures reflect number of shares after the issuance of shares pursuant to the Settlement and the purchase of such shares by BG Capital.

(4)                    Assumes issuance of 500,000 shares on a pro rata basis to CapEx and Bow River.

Source: Form SC 13E3 dated April 26, 2005, 10KSB for FY2004 and BG Capital.

I

TRANSACTION OVERVIEW

II

COMPANY OVERVIEW

III

COMPANY PERFORMANCE

IV

ANALYSIS

V

APPENDIX

COMPANY PERFORMANCE

FINANCIAL REVIEW

•                                          Capitalink reviewed the Company’s historical financial data for the five years ended December 31, 2004 and three-month period ended March 31, 2005.

•                                          The Company’s revenue and earnings are adjusted to remove any unusual or extraordinary sources of revenue and expenses.  The adjustments provide a more accurate portrayal of the Company’s underlying earnings.

•                                          The Company’s revenue is derived from the provision of pre-arranged and at-need cremation services in the United States. Approximately 70% of the cremations are pre-arranged and the Company has approximately $53 million in trust funds to satisfy such pre-arrangement obligations. The trust assets are not included in the Company’s balance sheet and are held by independent third party financial institutions until the time of need, which the company estimates to be on average 10-12 years.

•                                          All of six Comparable Companies consolidate their trust assets in accordance with FIN46R, “Consolidation of Variable Interest Entities”. Adoption of FIN46R was necessary because the companies are considered to be the primary beneficiaries of the trust assets and accordingly they absorb the majority of the expected losses from these assets.

•                                          Revenue increased over the review period from approximately $7.7 million in FY2000 to approximately $25.1 million for the LTM period ended March 31, 2005, representing an annual compound growth rate of 32.2%. The rise in revenue was attributable to the organic business development efforts of the Company, including improvements in lead generation programs and new sales initiatives. The increase in case volume was somewhat offset by the decrease in average revenue per case as a result of competition in the death care industry. Revenue was also positively impacted by the practice of delivering ownership and possession of purchased merchandise to pre-need customers at the time of sale and recognizing the related proceeds and charges commencing January 1, 2003 in all but three States.

•                                          The Company incurred losses during most of the review period but has shown EBITDA-level profit since FY2003. The Company’s adjusted EBITDA has improved significantly from approximately $(3.8) million in FY2000 to approximately $2.8 million for the LTM period ended March 31, 2005. This improvement in profitability can be attributed in most part to increased sales volume and improved operating efficiencies.

The Company anticipates growth in its revenue and earnings, primarily due to an increase in the general level of cremations and the opening new offices in large population centers with high cremation rates.

•                                          As a result of improving sales and profitability, the Company’s working capital gradually improved during the review period from approximately $(6.860) million in FY2000 to approximately $3.725 million as of March 31, 2005. As of March 31, 2005, the Company had approximately $9.4 million in debt, representing a 46% increase in order to buy back common shares, warrants and options under its Separation and Release Agreement with its Chief Executive Officer.

•                                          The deferred pre-need revenue liability represents the deferral of revenue received in connection with the pre-need cremation arrangements from January 1, 2000 to December 31, 2002 as Neptune’s pre-need merchandise delivery and handling procedures did not meet the test for revenue recognition. Commissions paid with respect to obtaining pre-need arrangements were also deferred and are included in the deferred charges asset. Effective January 1, 2003, the Company implemented a full merchandise delivery policy for new pre-need arrangement contracts sold in all but three locations. Accordingly, the selling price of all merchandise sold in connection with pre-need contracts, together with administrative charges for set-up of the contract, are recognized as revenue at the time the contract is entered into and the merchandise is delivered. Also, all sales commissions paid relating to the obtaining of such contracts are recognized as expense when the revenue associated with such contract is recognized, rather than being deferred until fulfillment. As of March 31, 2005, deferred pre-need revenue amounted to approximately $18.7 million and deferred charges were approximately $6.4 million.

•                                          Due to the losses the Company incurred through FY2003 and the buy-back of shares under the Separation and Release Agreement, the common stockholders’ equity declined from approximately $16.1 million as of FY2000 to approximately $6.4 million as of March 31, 2005.

•                                          At December 31, 2004, the Company’s net operating loss carryforwards (“NOLs”) for federal income tax purposes totaled approximately $7.858 million which start to expire in the year 2019. State income tax NOLs of approximately $6.170 million start to expire in the year 2006.

•                                          The Company has approximately 255,000 options and 27,500 warrants outstanding with a weighted average exercise price of approximately $0.70 and $3.00, respectively.

Summary Financial Data

($ in thousands, except per share)

						As of &
						for LTM
	as of & for years ended December 31,					March 31,
	2000	2001	2002	2003	2004	2005
Financial Data (1)
Total Revenue	$7,689	$13,030	$11,767	$20,471	$23,620	$25,145
Gross Profit	$3,237	$6,767	$7,451	$15,760	$18,990	$20,211
Operating Income (Loss)	$(4,196)	$(3,377)	$(4,291)	$1,176	$2,335	$2,555
Normalized EBIT	$(4,145)	$(2,847)	$(3,887)	$1,467	$2,411	$2,604
Normalized EBITDA	$(3,759)	$(2,265)	$(3,634)	$1,692	$2,604	$2,785
Normalized Net Income	$(6,935)	$(5,892)	$(6,871)	$(688)	$702	$1,057
Diluted Normalized EPS	$(5.90)	$(2.95)	$(1.92)	$(0.13)	$0.10	$0.15

Net Working Capital	$(6,860)	$(3,194)	$(2,345)	$(1,665)	$3,239	$3,725
Total Assets	$37,492	$32,922	$35,646	$35,413	$36,805	$38,033
Total Debt	$11,787	$10,833	$9,112	$8,652	$6,390	$9,360
Total Liabilities	$21,385	$25,898	$32,154	$30,763	$27,941	$31,613
Net Worth	$16,108	$7,023	$3,492	$4,650	$8,864	$6,420
Book Value per Share	$8.41	$3.26	$0.82	$0.81	$1.25	$0.98

Margin Analysis
Gross Profit Margin	42.1%	51.9%	63.3%	77.0%	80.4%	80.4%
Operating Income (Loss) Margin	-54.6%	-25.9%	-36.5%	5.7%	9.9%	10.2%
Normalized EBIT Margin	-53.9%	-21.8%	-33.0%	7.2%	10.2%	10.4%
Normalized EBITDA Margin	-48.9%	-17.4%	-30.9%	8.3%	11.0%	11.1%
Normalized Net Income Margin	-90.2%	-45.2%	-58.4%	-3.4%	3.0%	4.2%

(1) Contains normalizing adjustments, please see full review for details.

Sources of information: Company financial statements and management.

Summary Financial Data

					LTM
					March 31,
	2001	2002	2003	2004	2005
Growth Data (1)
Total Revenue	69.5%	-9.7%	74.0%	15.4%	6.5%
Gross Profit	109.0%	10.1%	111.5%	20.5%	6.4%
Operating Income (Loss)	na	na	na	98.5%	9.4%
Normalized EBIT	na	na	na	64.4%	8.0%
Normalized EBITDA	na	na	na	54.0%	6.9%

Total Assets	-12.2%	8.3%	-0.7%	3.9%	na
Net Worth	-56.4%	-50.3%	33.2%	90.6%	na
Capital Expenditures, net	-98.0%	3875.8%	-69.8%	-66.4%	na

Financial Strength Analysis
Quick Ratio	0.4	0.5	0.6	2.2	2.2
Current Ratio	0.4	0.5	0.6	2.2	2.2
Total Liabilities to Net Worth	368.7%	920.9%	661.6%	315.2%	492.4%
Total Debt to Total Capitalization	60.7%	72.3%	65.0%	41.9%	59.3%
Total Debt to EBITDA	na	na	5.1	2.5	3.4

Efficiency and Return Analysis
Days Sales Outstanding	27.8	55.4	34.5	34.8	38.6
Days Payable Outstanding	34.5	49.9	48.4	42.1	44.7
Normalized EBITDA to Average Assets	-6.4%	-10.6%	4.8%	7.2%	7.4%
Normalized EBITDA to Net Worth	-19.6%	-69.1%	41.6%	38.5%	36.4%
Normalized Net Income to Average Assets	-16.7%	-20.0%	-1.9%	1.9%	2.8%
Normalized Net Income to Net Worth	-50.9%	-130.7%	-16.9%	10.4%	13.8%

(1) Contains normalizing adjustments, please see full review for details.

Sources of information: Company financial statements and management.

Selected Normalized Financial Graphs

($ in thousands)

Sources of information: Company financial statements and management.

Sources of information: Company financial statements and management.

COMPANY PERFORMANCE

MARKET PERFORMANCE REVIEW

•                                          Capitalink reviewed the daily closing market price and trading volume of Neptune’s common stock for three periods:

•                                          Twenty-four month period ended February 1, 2005 (the date prior to the announcement of the Transaction).

•                                          Twelve month period ended February 1, 2005.

•                                          February 2, 2005 to June 13, 2005.

•                                          Capitalink compared the daily closing market price performance of Neptune’s common stock for the twenty-four month and twelve month period to the Comparable Companies (as defined hereafter) and the Russell 3000 Index.

•                                          Capitalink calculated total trading volumes at various closing price ranges of Neptune’s common stock.  In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

•                                          Capitalink noted the following characteristics of the Company’s common stock over the following periods:

•                                          Twenty-four month period ended February 1, 2005:

•                                          The average and median daily number of shares traded was 1,855 and zero shares, respectively.

•                                          Neptune’s average share price was approximately $1.11 and ranged from a high of $3.30 to a low of $0.67 over the period.

•                                          Neptune overperformed the general market index and the Comparable Companies over the review period.  Neptune’s common stock rose 247.2%, the Comparable Companies index rose 88.6%, and the Russell 3000 Index rose 41.9%.

•                                          Twelve month period ended February 1, 2005:

•                                          The average and median daily number of shares traded was 1,458 and zero shares, respectively.

•                                          Neptune’s average share price was approximately $1.30 and ranged from a high of $3.30 to a low of $0.84 over the period.

•                                          Neptune overperformed the general market index and the Comparable Companies over the review period.  Neptune’s common stock rose 117.4%, the Comparable Companies index rose 8.5%, and the Russell 3000 Index rose 5.4%.

•                                          February 2, 2005 to June 13, 2005:

•                                          The average and median daily number of shares traded was 17,247 and 7,760 shares, respectively.

•                                          Neptune’s average share price was approximately $3.01 and ranged from a high of $4.83 to a low of $1.62 over the period.

Closing Price & Trading Volume

Period	Start		End		High		Average	Median	Low		Average Vol.	Median Vol.
Since Announc	2-Feb-05	$2.4500	13-Jun-05	$2.1600	20-Apr-05	$4.8300	$3.0119	$2.7750	17-May-05	$1.6200	17,247	7,760
12 Months	2-Feb-04	$1.1500	1-Feb-05	$2.5000	18-Jan-05	$3.3000	$1.2977	$1.2100	17-Mar-04	$0.8400	1,458	—
24 Months	3-Feb-03	$0.7200	1-Feb-05	$2.5000	18-Jan-05	$3.3000	$1.1057	$1.1100	25-Apr-03	$0.6700	1,855	—

Sources of information: FT.com via Capital IQ.

Relative Performance

(1) Reflects the market cap weighted prices of STEI, SCI, CSV, AWGI, ABO.NVB, STON

Sources of information: FT.com via Capital IQ.

Closing Price Ranges as Percentage of Total Trading Days

Sources of information: FT.com via Capital IQ.

Trading Volume per Price Range as Percentage of Total Volume

Sources of information: FT.com via Capital IQ.

Cummulative Volume at each Price

Sources of information: FT.com via Capital IQ.

Trading Volume Ranges as a Percentage of Total Volume

Sources of information: FT.com via Capital IQ.

I

TRANSACTION OVERVIEW

II

COMPANY OVERVIEW

III

COMPANY PERFORMANCE

IV

ANALYSIS

V

APPENDIX

ANALYSIS

METHODOLOGIES

•                                          Based upon a review of Neptune’s historical financial data and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

•                                          In arriving at a per share value, Capitalink utilized 7,040,105 primary shares outstanding. This amount includes 500,000 shares that were issued to Bow River and CapEx pursuant to the Settlement. The number of shares utilized in the calculations impact the resulting per share value, however it does not have an effect on the indicated aggregate enterprise value and equity value of the Company.

•                                          Based on BG Capital’s instructions, in the preparation of its analyses, Capitalink calculated the value of the Acquired Shares based on the Requested Levels of Value.

•                                          Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion that the Offer Price is fair, from a financial point of view, to Neptune’s unaffiliated shareholders.

•                                          Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that the analyses, taken as a whole, supported its determination.  Accordingly, the analyses must be considered as a whole and selecting portions of analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and incorrect view of the process underlying the analyses in connection with the preparation of the opinion.

•                                          The financial reviews and analyses include information presented in tabular format.  In order to fully understand Capitalink’s financial review and analyses, the tables must be read together with the text of the presentation.  The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink’s financial review and analyses. Based upon a review of the Company’s historical financial data and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

•                                          The methodologies utilized by Capitalink included:

•                                          A review of the historical financial results and present financial condition of the Company.

•                                          A review and comparison of the trading of, and the trading market of the common stock of Neptune, the Comparable Companies and a general market index.

•                                          A review and analysis of the indicated valuation range for Neptune based on the following approaches:

•                                          A review of the Company’s unlevered free cash flows and the preparation of a discounted cash flow analysis, with sensitivity analyses based on a range of assumptions.

•                                          A review and comparison of certain financial characteristics and trading multiples of companies that were deemed to have characteristics comparable to those of the Company.

•                                          A review of recent precedent transactions in the Company’s common stock.

•                                          Instruction 2 to Item 1014 of SEC Regulation MA refers to factors that are important in determining the fairness of a transaction to unaffiliated security holders and the weight, if any, that should be given to them in a particular context will vary.  The factors will include, among others, whether the consideration offered to unaffiliated security holders constitutes fair value in relation to:

i)                                         Current market prices

ii)                                      Historical market prices

iii)                                   Net book value

iv)                                  Going concern value

v)                                     Liquidation value

vi)                                  Purchase prices paid in previous purchases

vii)                               Any report, opinion or appraisal

viii)                            Firm offers of which the subject company or affiliate is aware made by any unaffiliated persons during the past two years.

•                                          Capitalink noted that the presentation addresses factors (i), (ii), (iv), and (vi).  Capitalink has been advised that BG Capital and management are not aware of any relevant information as relates to factors (vii) and (viii).  In addition, based upon discussions with management, Capitalink determined that neither a net book value analysis nor a liquidation analysis (factors (iii) and (v)) would derive an indicated value in excess of going concern value and therefore such analyses were not warranted.

ANALYSIS

VALUATION SUMMARY

Indicated Value Range Summary (Controlling, Marketable Basis)

	Equity Value per Share			Weighting
Discounted Cash Flow Analysis	$2.56	-	$3.14	40.0%
Comparable Company Analysis	$2.94	-	$3.56	40.0%
Precedent Stock Transactions	$1.77	-	$2.96	20.0%
Indicated Value Range	$2.56	-	$3.27

(1) Please reference the appropriate Analysis for further discussion and sources of information.

ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS

•                                          A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure.  Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

•                                          While the discounted cash flow analysis is the most scientific of the methodologies, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

•                                          Capitalink utilized forecasts provided by Company management.

•                                          The projections show a strong increase in revenues and EBITDA. Between FY2004 and FY2008, revenues are projected to grow from approximately $23.6 million to approximately $42.0 million, while EBITDA is projected to grow from approximately $2.6 million to approximately $6.9 million.  This represents an increase in the Company’s EBITDA margin from 11.0% to 16.4% over the same period. Compound annual growth rate of revenue and EBITDA during the period is projected to be 15.5% and 27.6%, respectively.

•                                          In order to arrive at a present value, Capitalink utilized discount rates ranging from 19.5% to 21.5% based on an estimated WACC of 20.4% (based on the Company’s weighted average cost of debt of 6.9% and 28.3% estimated cost of equity).

•                                          Capitalink presented a range of terminal values at the end of the forecast period utilizing three alternative methods including a range of terminal revenue multiples, terminal EBITDA multiples, and by applying a range of long term perpetual growth rates.

•                                          Utilizing revenue multiples of between 0.9 times and 1.0 times, Capitalink calculated a range of indicated enterprise values from approximately $25.2 million to approximately $28.8 million.

•                                          Utilizing EBITDA multiples of between 6.0 times and 6.5 times, Capitalink calculated a range of indicated enterprise values from approximately $27.1 million to approximately $30.4 million

•                                          Utilizing perpetual growth rates of between 7.0% and 8.0%, Capitalink calculated a range of indicated enterprise values from approximately $20.9 million to approximately $26.4 million.

•                                          The total enterprise values above were then reduced by the Company’s debt of approximately $5.8 million to arrive at an indicated equity value range of approximately $18.5 million to approximately $22.7 million.

•                                          Based on approximately 7.2 million fully diluted number of shares and ITM options/warrants outstanding using the treasury stock method, the resulting per share equity values were approximately $2.56 per share to approximately $3.14 per share.

Indicated Reference Range

($ in thousands, except per share)

Terminal Value Methodology	Selected Multiple Range	EV Value			Equity Value (1)			Share Price (2)

LTM Revenue	0.90x - 1.00x	$25,185	-	$28,841	$19,359	-	$23,015	$2.68	-	$3.18

LTM EBITDA	6.00x - 6.50x	$27,053	-	$30,406	$21,227	-	$24,579	$2.93	-	$3.40

Perpetual Growth	7.00% - 8.00%	$20,854	-	$26,370	$15,028	-	$20,544	$2.08	-	$2.84

Indicated Reference Range					$18,538	-	$22,713	$2.56	-	$3.14

(1)                    Adjusted for $5,826 net debt as of May 06, 2005.

(2)                    Based upon and assumes 7,234 shares and in the money options/warrants outstanding, using the treasury stock method, as of May 06, 2005.

Estimated Ranges

($ in thousands, except per share)

Discount Rate	Estimated Range of Enterprise Values										Estimated Range of Equity Values

Revenue Terminal Value Analysis

	0.90	x	0.93	x	0.95	x	0.98	x	1.00	x	0.90	x	0.93	x	0.95	x	0.98	x	1.00	x

19.5%	$26,537		$27,113		$27,689		$28,265		$28,841		$20,711		$21,287		$21,863		$22,439		$23,015
20.0%	$26,190		$26,758		$27,326		$27,894		$28,462		$20,364		$20,932		$21,500		$22,067		$22,635
20.5%	$25,849		$26,409		$26,969		$27,529		$28,089		$20,023		$20,583		$21,143		$21,703		$22,263
21.0%	$25,514		$26,066		$26,618		$27,171		$27,723		$19,688		$20,240		$20,792		$21,344		$21,896
21.5%	$25,185		$25,729		$26,274		$26,819		$27,363		$19,359		$19,903		$20,448		$20,992		$21,537

			Average		$26,975								Average		$21,149

EBITDA Terminal Value Analysis

	6.00	x	6.13	x	6.25	x	6.38	x	6.50	x	6.00	x	6.13	x	6.25	x	6.38	x	6.50	x

19.5%	$28,513		$28,986		$29,459		$29,932		$30,406		$22,687		$23,160		$23,633		$24,106		$24,579
20.0%	$28,138		$28,605		$29,071		$29,538		$30,004		$22,312		$22,779		$23,245		$23,711		$24,178
20.5%	$27,770		$28,230		$28,690		$29,150		$29,610		$21,944		$22,404		$22,864		$23,324		$23,784
21.0%	$27,408		$27,862		$28,316		$28,769		$29,223		$21,582		$22,036		$22,489		$22,943		$23,397
21.5%	$27,053		$27,500		$27,948		$28,395		$28,842		$21,227		$21,674		$22,121		$22,569		$23,016

			Average		$28,697								Average		$22,871

Perpetual Growth Terminal Value Analysis

	7.00%		7.25%		7.50%		7.75%		8.00%		7.00%		7.25%		7.50%		7.75%		8.00%

19.5%	$24,542		$24,971		$25,418		$25,884		$26,370		$18,716		$19,145		$19,592		$20,058		$20,544
20.0%	$23,512		$23,905		$24,313		$24,738		$25,180		$17,686		$18,078		$18,487		$18,911		$19,354
20.5%	$22,560		$22,920		$23,294		$23,683		$24,087		$16,733		$17,093		$17,468		$17,856		$18,261
21.0%	$21,676		$22,008		$22,351		$22,708		$23,079		$15,850		$16,181		$16,525		$16,882		$17,252
21.5%	$20,854		$21,160		$21,477		$21,805		$22,146		$15,028		$15,334		$15,651		$15,979		$16,320

			Average		$23,386								Average		$17,559

Discount Rate	Estimated Range of Equity value per share

Revenue Terminal Value Analysis

	0.90	x	0.93	x	0.95	x	0.98	x	1.00	x

19.5%	$2.86		$2.94		$3.02		$3.10		$3.18
20.0%	$2.82		$2.89		$2.97		$3.05		$3.13
20.5%	$2.77		$2.85		$2.92		$3.00		$3.08
21.0%	$2.72		$2.80		$2.87		$2.95		$3.03
21.5%	$2.68		$2.75		$2.83		$2.90		$2.98

			Average		$2.92

EBITDA Terminal Value Analysis

	6.00	x	6.13	x	6.25	x	6.38	x	6.50	x

19.5%	$3.14		$3.20		$3.27		$3.33		$3.40
20.0%	$3.08		$3.15		$3.21		$3.28		$3.34
20.5%	$3.03		$3.10		$3.16		$3.22		$3.29
21.0%	$2.98		$3.05		$3.11		$3.17		$3.23
21.5%	$2.93		$3.00		$3.06		$3.12		$3.18

			Average		$3.16

Perpetual Growth Terminal Value Analysis

	7.00%		7.25%		7.50%		7.75%		8.00%

19.5%	$2.59		$2.65		$2.71		$2.77		$2.84
20.0%	$2.44		$2.50		$2.56		$2.61		$2.68
20.5%	$2.31		$2.36		$2.41		$2.47		$2.52
21.0%	$2.19		$2.24		$2.28		$2.33		$2.39
21.5%	$2.08		$2.12		$2.16		$2.21		$2.26

			Average		$2.43

All Discounted amounts have been calculated utilizing a mid-year convention.

Sourced from the Ibbotson SBBI Valuation Edition 2005 Yearbook. (Industry SIC code 7261 Funeral Service and Crematories).

Free Cash Flow Projections

($ in thousands)

	Historical		Projected
	FYE	3 ME	9 ME	FYE Dec 31
	2004	Mar-05	Dec-05	2005	2006	2007	2008

Free Cash Flows

Revenue
Services and Merchandise	$22,590	$6,637	$20,363	$27,001	$32,594	$37,072	$40,658
Management and Finance Fees	1,030	287	721	1,008	1,162	1,256	1,370
	23,620	6,924	21,084	28,009	33,757	38,329	42,028

Cost of Revenue	4,631	1,333	3,478	4,811	5,713	6,724	7,544

Gross Margin	18,990	5,592	17,606	23,198	28,043	31,605	34,485

Operating Expenses	16,385	4,910	15,765	20,675	24,710	26,228	27,580

EBITDA	2,604	682	1,841	2,523	3,333	5,377	6,905

Deprec. & Amort.	193	39	191	230	306	319	314

EBIT	2,411	643	1,651	2,293	3,028	5,057	6,591

Income Taxes	85	13	83	96	151	998	2,610

Unlevered After-tax Income	2,326	629	1,568	2,197	2,876	4,059	3,981

Add: Deprec. & Amort.	193	39	191	230	306	319	314
Add: Change in Net WC	(341)	(261)	(1,029)	(1,290)	(998)	(745)	(441)
Less: Capital Expenditures	18	103	377	480	488	263	319

Unlevered Free Cash Flows	$2,161	$304	$353	$657	$1,696	$3,371	$3,535

Margin Analysis

Gross Margin	80.4%	80.8%	83.5%	82.8%	83.1%	82.5%	82.1%
EBITDA	11.0%	9.8%	8.7%	9.0%	9.9%	14.0%	16.4%
EBIT	10.2%	9.3%	7.8%	8.2%	9.0%	13.2%	15.7%
Unlevered After-tax Income	9.8%	9.1%	7.4%	7.8%	8.5%	10.6%	9.5%

	Historical	Projected
	FYE	FYE Dec 31
	Dec-04	2005	2006	2007	2008

Growth Analysis

Revenue
Services and Merchandise	15.3%	19.5%	20.7%	13.7%	9.7%
Management and Finance Fees	18.0%	-2.1%	15.3%	8.1%	9.1%
	15.4%	18.6%	20.5%	13.5%	9.7%

Cost of Revenue	-1.7%	3.9%	18.8%	17.7%	12.2%

Gross Margin	20.5%	22.2%	20.9%	12.7%	9.1%

Operating Expenses	16.5%	26.2%	19.5%	6.1%	5.2%

EBITDA	54.0%	-3.1%	32.1%	61.3%	28.4%

Deprec. & Amort.	-14.0%	19.2%	32.8%	4.5%	-1.8%

EBIT	64.4%	-4.9%	32.0%	67.0%	30.3%

Income Taxes	na	12.8%	57.9%	559.2%	161.6%

Unlevered After-tax Income	58.6%	-5.6%	30.9%	41.1%	-1.9%

Add: Deprec. & Amort.	na	19.2%	32.8%	4.5%	-1.8%
Add: Change in Net WC	na	na	na	na	na
Less: Capital Expenditures	na	2603.0%	1.6%	-46.2%	21.4%

Unlevered Free Cash Flows	na	-69.6%	158.0%	98.7%	4.9%

Compound Average Growth Rate Analysis

Revenue	na	18.6%	19.5%	17.5%	15.5%
EBITDA	na	-3.1%	13.1%	27.3%	27.6%
Unlevered After-tax Income	na	-5.6%	11.2%	20.4%	14.4%
Unlevered Free Cash Flows	na	-69.6%	-11.4%	16.0%	13.1%

Sources of information: Company financials, projections and management.

Working, Capital and Income Tax

($ in thousands)

	Historical		Projected
	FYE	3 ME	9 ME	FYE Dec 31
	Dec-04	Mar-05	Dec-05	2006	2007	2008

Non-Cash Working Capital Assumptions

AR Days Outstanding	38	46	51	54	57	59
A/R - % Sales	10.4%	12.6%	14.1%	14.9%	15.7%	16.2%

Def Charges - % CGS & Op Exp	29.3%	28.3%	24.5%	20.8%	19.7%	19.1%

AP Days Outstanding	43	46	37	31	29	27
A/P - % CGS & Op Exp	11.8%	12.5%	10.2%	8.6%	7.9%	7.4%

Def Sales Tax - % CGS & Op Exp	3.0%	2.7%	2.2%	1.7%	1.4%	1.2%

Def PN Revenue - % CGS & Op Exp	87.1%	82.6%	72.6%	61.6%	58.2%	56.4%

Non-Cash Net Working Capital

Accounts Receivable	$2,459	$3,171	$3,941	$5,029	$6,006	$6,822
Deferred Charges	6,166	6,403	6,250	6,329	6,482	6,708
Accounts Payable	2,486	2,826	2,610	2,610	2,610	2,610
Deferred Sales Tax	621	619	565	509	458	412
Deferred PN Revenue	18,302	18,653	18,511	18,736	19,172	19,819
Non-Cash Net WC	$(12,785)	$(12,524)	$(11,495)	$(10,497)	$(9,752)	$(9,311)

Change in Non-Cash Net WC	$(341)	$(261)	$(1,029)	$(998)	$(745)	$(441)

	Historical		Projected
	FYE	3 ME	9 ME	FYE Dec 31
	Dec-04	Mar-05	Dec-05	2006	2007	2008

Income Tax Expense and Assumptions

Statutory Tax Rate	39.6%	39.6%	39.6%	39.6%	39.6%	39.6%
Effective Tax Rate	3.5%	2.1%	5.0%	5.0%	19.7%	39.6%
Other Taxes	0.0%	5.0%	5.0%	5.0%	na	na

Current Period Tax	na	$254	$654	$1,199	$2,003	$2,610
NOL Usage	na	$(273)	(654)	(1,199)	(1,005)	—
Other Taxes	na	32	83	151	—	—
Income Tax Expense	$—	$13	$83	$151	$998	$2,610

Beginning NOL Balance		7,858	7,215	5,565	2,537	—

Unlevered Pre-tax Income		643	1,651	3,028	5,057	6,591

Ending NOL Balance		$7,215	$5,565	$2,537	$—	$—

Long Term Growth Assumptions

	Growth of	Annual
	$1.00	Growth

FY2008	$1.00
FY2009	$1.25	25.0%
FY2010	$1.50	25.0%
FY2011	$1.75	25.0%
FY2012	$2.00	25.0%
FY2013	$2.25	25.0%
FY2014	$2.45	20.0%
FY2015	$2.65	20.0%
FY2016	$2.85	20.0%
FY2017	$3.05	20.0%
FY2018	$3.25	20.0%
FY2019	$3.35	10.0%
FY2020	$3.45	10.0%
FY2021	$3.55	10.0%
FY2022	$3.65	10.0%
FY2023	$3.75	10.0%
FY2024	$3.80	5.0%
FY2025	$3.85	5.0%
FY2026	$3.90	5.0%
FY2027	$3.95	5.0%
FY2028	$4.00	5.0%

20 Year Growth Equivalent		7.2%

Sources of information: Company financials, projections and management.

Cost of Capital, Net Debt & Stock Equivalents

($ in thousands, except per share)

Weighted Average Cost of Capital (WACC)

	Assumed % of Total Capital (3)	Nominal Rate	Effective Tax Rate	Cost of Capital	WACC

Debt	36.8%	11.4%	39.6%	6.9%	2.5%
Equity	63.2%	28.3%		28.3%	17.9%
	100.0%				20.4%

Net Debt Analysis

		Amount
	Nominal	as of	% of	Weighted
Type of Debt	Rate	6-May-05	of Debt	Cost of Debt

Convertible Debenture	11.0%	$6,000	64.1%	7.1%
Employee Settlement Note	na	360	3.8%	na
Secured Note	13.5%	3,000	32.1%	4.3%

Total Debt		9,360	100.0%	11.4%

Less: Cash And Equivalents (3/31/05)		3,534

Net Debt		$5,826

Cost of Equity

Riskless (1)
20 year treasury coupon (Rf)	4.3%
Risk (2)
Equity risk premium (EP)	7.2%
Industry risk premium (IP)	1.9%
Size Premium (SP)	9.9%
Company Specific
Management Changes	2.0%
Lack of Diversification	3.0%

28.3%

Common Stock Equivalents

		as of 6-May-05

Common Stock Outstanding (in thousands)		7,040
ITM Options and Warrants:
Issued @ avg. exercise price of (4)	$0.70	255
Gross proceeds	$179
Repurchased @ $2.91		(62)

Common Stock Equivalents (Treasury Method)		7,234

(1) As reported by the Federal Reserve Board on a weekly-average basis for the week ended June 10, 2005.

(2) Sourced from the Ibbotson SBBI Valuation Edition 2005 Yearbook. (Industry SIC code 7261 Funeral Service and Crematories).

(3) Based on the median debt to total capitalization of Comparable Companies.

(4) Includes all exercisable ITM options with an exercise prices less than or equal to $2.91.

Sources of information: Company financials, projections & management, Ibbotson 2005 SBBI and Federal Reserve Board.

ANALYSIS

SELECTED COMPARABLE COMPANY ANALYSIS

•                                          A selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business and revenue model, operating sector, size and target customer base.

•                                          Capitalink located six companies that it deemed comparable to the Company with respect to their industry sector and operating model (the “Comparable Companies”).  All of the Comparable Companies provide death care services and four of them are considered to jointly represent 20% of the total U.S. death care services market. They are all significantly larger than Neptune.  The LTM revenue for the Comparable Companies ranged from approximately $91.9 million to approximately $1.7 billion, compared with approximately $25.1 million for Neptune. As of June 13, 2005, the enterprise value for the Comparable Companies ranged from approximately $229.0 million to approximately $3.2 billion, compared with approximately $20.0 million for Neptune.

•                                          Multiples utilizing market value and enterprise value were used in the analyses.  The differences between the two are as follows:

•                                          Market value equals price per share times number of shares outstanding; and

•                                          Enterprise value equals market value plus debt, preferred stock and minority interest, less cash and equivalents.

•                                          Market values were used to calculate multiples of LTM, CY2005 and CY2006 EPS, and net tangible common equity, while enterprise values were used to calculate multiples of LTM, CY2005 and CY2006 revenue and EBITDA, and total assets.

•                                          For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

•                                          The comparable company analysis generated a number of multiples worth noting:

•                                          The mean enterprise value to LTM, CY2005 and CY2006 revenue was 1.95, 2.24 and 2.19 times, respectively; and

•                                          The mean enterprise value to LTM, CY2005 and CY2006 EBITDA was 9.3, 8.6 and 8.5 times, respectively.

•                                          Capitalink noted with respect to the EBITDA multiples generated, the mean was skewed higher given the large EBITDA multiple generated by Stonemor Partners LP (“STON”) of 16.4 times.  STON is structured as a master limited partnership and therefore is not a taxable entity contributing to a higher after-tax profitability than the comparable company universe. The mean LTM, CY2005 and CY2006 EBITDA multiple excluding STON was 7.9, 8.3 and 8.2 times, respectively.

•                                          Capitalink noted that the Company’s revenue and EBITDA growth was higher than the mean of the Comparable Companies (15.4% and 54.0% compared with a mean of 0.8% and 1.3% for the Comparable Companies, respectively).  The EBITDA growth for CY2005 is expected to be higher for the Company at 16.2% (compared with a mean of (6.6)% for the Comparable Companies excluding STON). The Company’s expected EBITDA growth is based on the growth generated by its existing stores (“Baseline” projections) and does not include the projected near term loss attributed to its new offices.

•                                          Capitalink selected an appropriate multiple range for the Company by examining the range provided by the Comparable Companies and then applied this multiple range to the Company’s LTM revenue and LTM, FY2005 and FY2006 EBITDA.

•                                          Capitalink expects the Company’s revenue valuation multiples to be close to the average of the Comparable Companies (excluding STON) due to its smaller size and lower profitability, offset by its higher growth. Capitalink expects the Company’s EBITDA valuation multiples to be higher than the average of the Comparable Companies (excluding STON) due to its higher historical and projected EBITDA growth.

•                                          Based on the above factors, the multiple ranges selected for the Company were as follows:

•                                          Between 0.90 and 1.10 times LTM revenue;

•                                          Between 8.0 and 9.0 times LTM EBITDA;

•                                          Between 7.5 and 8.5 times CY2006 EBITDA; and

•                                          Between 7.5 and 8.5 times CY2007 EBITDA.

•                                          Based on the selected multiple ranges, Capitalink calculated a range of enterprise values for the Company of between approximately $22.2 million and approximately $25.6 million.  Capitalink then deducted debt of approximately $5.8 million to obtain a per share range of equity values for the Company on a marketable minority basis, based on 7.2 million shares and ITM options/warrants outstanding utilizing the treasury stock method.

•                                          Capitalink applied a control premium of 30% in order to obtain a per share range of equity values for the Company on a controlling interest basis of between approximately $2.94 and approximately $3.56. The selected control premium is based on a control premium study involving transactions where a controlling interest was acquired in a public company.

•                                          An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

Indicated Reference Range

($ in thousands, except per share)

		Selected Multiple Range
	Statistic	Low	-	High	EV Value			Equity Value (1)			Share Price (2)

Enterprise Value (EV) Multiple
LTM Revenue	$25,145	0.90x	-	1.10x	$22,631	-	$27,660	$16,805	-	$21,834	$2.32	-	$3.02
LTM EBITDA	$2,785	8.0x	-	9.0x	$22,277	-	$25,062	$16,451	-	$19,236	$2.27	-	$2.66
CY2005 EBITDA	$2,523	7.5x	-	8.5x	$18,923	-	$21,446	$13,097	-	$15,620	$1.81	-	$2.16
CY2006 EBITDA	$3,333	7.5x	-	8.5x	$24,999	-	$28,333	$19,173	-	$22,506	$2.65	-	$3.11

Indicated Reference Range					$22,208	-	$25,625	$16,381	-	$19,799	$2.26	-	$2.74

Add: Control Premium @ 30.0%								$4,914	-	$5,940	$0.68	-	$0.82

Indicated Reference Range, Controlling Interest Basis								$21,296	-	$25,739	$2.94	-	$3.56

(1) Adjusted for $5,826 net debt, as of May 06, 2005.

(2) Based upon and assumes 7,234 shares and in the money options/warrants outstanding, using the treasury stock method, as of May 06, 2005.

Valuation Multiples

($ in thousands, except per share)

								MV as a Multiple of
		Stock	% Below/Above			Values (2)		Diluted EPS
		Price	52-week			Market	Enterprise			Est. (3)				Common
Company (1)	Ticker	13-Jun-05	High-Low			MV	EV	LTM		CY2005		CY2006		Equity

Stonemor Partners LP	STON	$22.140	2.1	% -	18.4%	$187,747	$255,342	21.9	x	64.5	x	62.4	x	1.7	x

Stewart Enterprises Inc.	STEI	$6.100	24.7	% -	13.3%	669,862	1,068,584	12.0		12.5		12.6		1.0

Carriage Services Inc.	CSV	$5.900	4.8	% -	24.6%	107,891	329,121	17.9		15.9		15.1		0.9

Service Corp. International	SCI	$7.450	4.5	% -	21.1%	2,304,784	3,232,366	18.6		24.2		20.5		1.4

Arbor Memorial Services Inc.	ABO.NVB	$15.609	7.1	% -	20.3%	165,382	229,003	11.6		na		na		1.3

Alderwoods Group Inc.	AWGI	$14.360	0.0	% -	42.9%	575,721	990,824	na		19.9		18.6		1.0

			ALL COMPANIES

			High			$2,304,784	$3,232,366	21.9	x	64.5	x	62.4	x	1.7	x
			Mean			668,564	1,017,540	16.4		27.4		25.8		1.2
			Median			381,734	659,973	17.9		19.9		18.6		1.2
			Low			107,891	229,003	11.6		12.5		12.6		0.9

			EXCLUDING STONEMOR

			High			$2,304,784	$3,232,366	18.6	x	24.2	x	20.5	x	1.4	x
			Mean			764,728	1,169,980	15.0		18.2		16.7		1.1
			Median			575,721	990,824	14.9		17.9		16.9		1.0
			Low			107,891	229,003	11.6		12.5		12.6		0.9

Neptune Society Inc.	NPTI	$2.160	55.3	% -	48.8%	$14,126	$19,953	14.4	x	8.9	x	6.2	x	2.2	x

	EV as a Multiple of
	Revenue						EBITDA
			Est. (3)						Est. (3)				Total
Company (1)	LTM		CY2005		CY2006		LTM		CY2005		CY2006		Assets

Stonemor Partners LP	2.78	x	2.79	x	2.69	x	16.4	x	10.0	x	9.5	x	0.5	x

Stewart Enterprises Inc.	2.07		2.06		2.03		6.6		7.5		7.3		0.4

Carriage Services Inc.	2.17		na		na		8.2		7.8		7.8		0.6

Service Corp. International	1.88		1.88		1.85		8.7		9.9		9.4		0.4

Arbor Memorial Services Inc.	1.45		na		na		7.5		na		na		0.3

Alderwoods Group Inc.	1.37		na		na		8.3		8.1		8.3		0.4

ALL COMPANIES

High	2.78	x	2.79	x	2.69	x	16.4	x	10.0	x	9.5	x	0.6
Mean	1.95		2.24		2.19		9.3		8.6		8.5		0.4
Median	1.97		2.06		2.03		8.3		8.1		8.3		0.4
Low	1.37		1.88		1.85		6.6		7.5		7.3		0.3

EXCLUDING STONEMOR
	2.17	x	2.06	x	2.03	x	8.7	x	9.9	x	9.4	x	0.6	x
High	1.79		1.97		1.94		7.9		8.3		8.2		0.4
Mean	1.88		1.97		1.94		8.2		7.9		8.0		0.4
Median	1.37		1.88		1.85		6.6		7.5		7.3		0.3
Low
Neptune Society Inc.	0.79	x	0.71	x	0.59	x	7.2	x	7.9	x	6.0	x	0.5	x

(1) May exclude special items, such as extraordinary and non-recurring expenses.  See individual company overviews for details of exclusions, if any.

(2) Market Value equals price per share times number of shares outstanding.  Enterprise Value equals Market Value plus total debt, preferred stock, and minority interests, less cash.

(3) Sources of estimates: Reuters Estimates and other various securities analysts’ estimates and reports.

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Selected Graphs

($ in thousands)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Margin and Other Analyses

($ in thousands

)

	LTM							as of Latest Available Filing
		Margin (% of Revenue)				Return on Average
		Gross			Net		Common	Days Outstanding			Current	Total Debt to
Company (1)	Revenue	Margin	EBITDA	EBIT	Income	Assets	Equity	Sales		Payable	Ratio	TIC	EBITDA

Stonemor Partners LP	$91,897	62.5%	17.0%	12.5%	9.4%	1.8%	7.6%	101.6		23.4	9.5	29.9%	5.1	x

Stewart Enterprises Inc.	515,630	24.6%	31.2%	21.2%	10.7%	2.2%	7.7%	43.1		7.8	2.0	38.5%	2.6

Carriage Services Inc.	151,832	26.1%	26.3%	19.3%	3.9%	1.0%	5.1%	32.0		61.2	2.0	68.7%	5.9

Service Corp. International	1,722,809	18.3%	21.6%	14.0%	7.5%	1.6%	7.3%	21.6		33.2	1.8	35.1%	3.4

Arbor Memorial Services Inc.	157,434	21.8%	19.5%	15.1%	9.0%	2.0%	11.2%	104.6		55.6	2.8	27.8%	2.1

Alderwoods Group Inc.	723,752	17.5%	16.5%	10.5%	-1.5%	-0.5%	-1.9%	31.6		20.7	0.9	42.9%	3.6

ALL COMPANIES

High	$1,722,809	62.5%	31.2%	21.2%	10.7%	2.2%	11.2%	104.6	x	61.2	9.5	68.7%	5.9	x
Mean	560,559	28.5%	22.0%	15.4%	6.5%	1.4%	6.2%	55.7		33.7	3.1	40.5%	3.8
Median	336,532	23.2%	20.5%	14.5%	8.3%	1.7%	7.5%	37.6		28.3	2.0	36.8%	3.5
Low	91,897	17.5%	16.5%	10.5%	-1.5%	-0.5%	-1.9%	21.6		7.8	0.9	27.8%	2.1

EXCLUDING STONEMOR

High	$1,722,809	26.1%	31.2%	21.2%	10.7%	2.2%	11.2%	104.6	x	61.2	2.8	68.7%	5.9	x
Mean	654,291	21.6%	23.0%	16.0%	5.9%	1.3%	5.9%	46.6		35.7	1.9	42.6%	3.5
Median	515,630	21.8%	21.6%	15.1%	7.5%	1.6%	7.3%	32.0		33.2	2.0	38.5%	3.4
Low	151,832	17.5%	16.5%	10.5%	-1.5%	-0.5%	-1.9%	21.6		7.8	0.9	27.8%	2.1

Neptune Society Inc.	$25,145	80.4%	11.1%	10.4%	4.2%	2.8%	13.8%	40.9		42.9	2.2	39.9%	3.4	x

(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Growth Analysis

	Revenue			EBITDA			Diluted EPS
			Est. (2)			Est. (2)			Est. (2)	Est. (2)
Company (1)	LFY-1	LFY	CY2005	LFY-1	LFY	CY2005	LFY-1	LFY	CY2005	5 Yr Growth

Stonemor Partners LP	5.5%	12.0%	-0.3%	60.6%	3.8%	64.2%	na	na	-66.0%	2.5%

Stewart Enterprises Inc.	-10.3%	2.7%	0.5%	-14.5%	9.4%	-11.0%	-7.0%	5.0%	-4.5%	3.5%

Carriage Services Inc.	-1.6%	2.2%	na	-6.9%	5.2%	na	-75.0%	100.0%	na	na

Service Corp. International	0.7%	-20.1%	1.3%	-3.1%	-10.9%	-11.9%	-23.1%	-2.0%	-9.3%	8.1%

Arbor Memorial Services Inc.	3.3%	8.2%	na	5.7%	9.9%	na	-29.7%	63.9%	na	na

Alderwoods Group Inc.	4.1%	-0.5%	na	5.8%	-9.5%	3.2%	na	-136.1%	na	na

ALL COMPANIES

High	5.5%	12.0%	1.3%	60.6%	9.9%	64.2%	-7.0%	100.0%	-4.5%	8.1%
Mean	0.3%	0.8%	0.5%	7.9%	1.3%	11.1%	-33.7%	6.1%	-26.6%	4.7%
Median	2.0%	2.5%	0.5%	1.3%	4.5%	-3.9%	-26.4%	5.0%	-9.3%	3.5%
Low	-10.3%	-20.1%	-0.3%	-14.5%	-10.9%	-11.9%	-75.0%	-136.1%	-66.0%	2.5%

EXCLUDING STONEMOR

High	4.1%	8.2%	1.3%	5.8%	9.9%	3.2%	-7.0%	100.0%	-4.5%	8.1%
Mean	-0.8%	-1.5%	0.9%	-2.6%	0.8%	-6.6%	-33.7%	6.1%	-6.9%	5.8%
Median	0.7%	2.2%	0.9%	-3.1%	5.2%	-11.0%	-26.4%	5.0%	-6.9%	5.8%
Low	-10.3%	-20.1%	0.5%	-14.5%	-10.9%	-11.9%	-75.0%	-136.1%	-9.3%	3.5%

Neptune Society Inc. (3)	74.0%	15.4%	2.6%	na	54.0%	16.2%	na	na	na	na

(1) May exclude special items, such as extraordinary and non-recurring expenses.  See individual company overviews for details of exclusions, if any.

(2) Sources of estimates: Reuters Estimates and other various securities analysts’ estimates and reports.

(3) Projected figures include Baseline only.

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Income Statement Overview

($ in thousands, except per share)

			Revenue			EBITDA			Net Income		Diluted EPS
					Est. (2)			Est. (2)					Est. (2)
Company (1)	LTM-1	LTM	LTM-1	LTM	CY2005	LTM-1	LTM	CY2005	LTM-1	LTM	LTM-1	LTM	CY2005

Stonemor Partners LP	31-Dec-04	31-Mar-05	$89,258	$91,897	$91,650	$14,544	$15,583	$25,580	$6,518	$8,649	$0.77	$1.01	$0.34

Stewart Enterprises Inc.	31-Oct-04	30-Apr-05	514,653	515,630	518,420	170,488	160,896	143,240	45,524	55,406	0.42	0.51	0.49

Carriage Services Inc.	31-Dec-04	31-Mar-05	150,206	151,832	na	38,932	39,993	42,000	9,569	5,971	0.52	0.33	0.37

Service Corp. International	31-Dec-04	31-Mar-05	1,859,308	1,722,809	1,745,060	410,411	371,298	327,150	169,253	129,056	0.49	0.40	0.36

Arbor Memorial Services Inc.	31-Oct-04	31-Jan-05	156,388	157,434	na	31,088	30,669	na	14,364	14,218	1.36	1.34	na

Alderwoods Group Inc.	1-Jan-05	26-Mar-05	716,790	723,752	na	115,677	119,206	123,000	(5,400)	(10,751)	(0.13)	(0.26)	0.72

			$1,859,308	$1,722,809	$1,745,060	$410,411	$371,298	$327,150	$169,253	$129,056	$1.36	$1.34	$0.72
			581,101	560,559	785,043	130,190	122,941	132,194	39,971	33,758	0.57	0.56	0.46
			335,521	336,532	518,420	77,305	79,600	123,000	11,967	11,433	0.51	0.46	0.37
			89,258	91,897	91,650	14,544	15,583	25,580	(5,400)	(10,751)	(0.13)	(0.26)	0.34

Neptune Society Inc. (3)	31-Dec-04	31-Mar-05	$23,620	$25,145	$25,810	$2,604	$2,785	$3,235	$702	$1,057	$0.10	$0.15	$0.33

(1) May exclude special items, such as extraordinary and non-recurring expenses.  See individual company overviews for details of exclusions, if any.

(2) Sources of estimates: Reuters Estimates and other various securities analysts’ estimates and reports.

(3) Projected figures include Baseline only.

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Overview

($ in thousands)

	Latest	Cash &		Total				Total		Total	Tangible
	Available	Marketable	Accounts	Current		Intangibles,	Total	Current	Total	Common	Common
Company	Filing	Securities	Receivables	Assets	PPE, net	net	Assets	Liabilities	Debt	Equity	Equity

Stonemor Partners LP	31-Mar-05	$12,405	$25,673	$41,731	$172,330	$—	$485,647	$4,414	$80,000	$111,637	$111,637

Stewart Enterprises Inc.	30-Apr-05	19,742	61,599	126,960	301,346	405,627	2,407,459	61,964	418,464	654,744	249,117

Carriage Services Inc.	31-Mar-05	16,030	13,651	46,926	105,241	156,983	584,595	23,957	237,260	116,462	(40,521)

Service Corp. International	31-Mar-05	320,493	102,002	543,317	966,707	1,162,215	7,783,879	303,763	1,248,075	1,664,572	502,357

Arbor Memorial Services Inc.	31-Jan-05	—	45,539	54,114	128,593	35,590	763,193	19,647	63,621	128,647	93,058

Alderwoods Group Inc.	26-Mar-05	16,878	58,774	152,287	648,564	321,081	2,312,980	176,765	431,981	563,586	242,505

	High	$320,493	$102,002	$543,317	$966,707	$1,162,215	$7,783,879	$303,763	$1,248,075	$1,664,572	$502,357
	Mean	64,258	51,206	160,889	387,130	346,916	2,389,625	98,418	413,234	539,941	193,025
	Median	16,454	52,156	90,537	236,838	239,032	1,538,086	42,961	327,862	346,117	177,071
	Low	—	13,651	41,731	105,241	—	485,647	4,414	63,621	111,637	(40,521)

Neptune Society Inc.	31-Mar-05	$3,534	$3,171	$6,826	$347	$23,728	$38,033	$3,101	$9,360	$6,420	$(17,308)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

•              The control premium analysis involves the examination of the control premiums derived in transactions where a controlling interest of a public company was acquired. Capitalink reviewed the one-day and 30-day premiums for all controlling interest transactions where:

•                  The transaction was announced on or after January 2003;

•                  The transaction value is less than or equal to $50.0 million;

•                  The acquiring party previously had less than 50% shareholding in the target company; and

•                  The target company is based in the United States.

•                                          Capitalink reviewed 90 transactions that met these criteria and calculated the mean and median of the acquisition premiums. They were 38.2% and 38.0%, for the one-day premium and 42.3% and 40.5% for the 30-day premium.

•                                          In addition, Capitalink calculated the mean one-day premium for each year in the data set. This calculated mean was 43.2%, 33.1% and 28.6%, in CY2003, CY2004 and CY2005, respectively. Capitalink noted the declining mean during the prior three years.

•                                          Utilizing the mean CY2005 one-day premium Capitalink derived an indicated range of per share market values for the Company in a comparable company analysis approach.

Historical Prior Day Acquisition Premiums by Year

(1) Includes acquisitions by minority shareholder (<50%) of controlling interests from January 2003 with deal value < $50 million.

Sources of information: FactSet Mergerstat, LLC and Mergerstat®/Shannon Pratt’s Control Premium Study

ANALYSIS

PRECEDENT TRANSACTION ANALYSIS

•              A precedent transaction analysis is based on a review of prior transactions of Neptune’s common stock by BG Capital.

•                                          Capitalink noted that BG Capital acquired an aggregate of 5,516,779 shares of Neptune’s common stock and Brooklyn Holdings received 250,000 shares of Neptune’s common stock as a commitment fee in connection with a loan transaction.

•                                          A review of the analysis indicates that the shares were acquired at a volume weighted average price of $1.77 per share. The volume weighted average price of shares purchased in 2005 was $2.96.

Share Purchases by BG Capital

		Number of		Purchase Price
Date	Selling Entity	Shares		Total	Per Share	Notes

na	Various Parties	478,986		$718,479	$1.50	Paid with shares of Spectrum Sciences and Software Holdings (2)
4/27/04	Various Parties	2,303,904		3,455,856	1.50	Paid with shares of Spectrum Sciences and Software Holdings (2)
4/27/04	Various Parties	123,750		185,625	1.50	(6)
6/18/04	Neptune Society	250,000	(1)	na	na	Received by Brooklyn Hldgs as commitment fee (3)
7/6/04	Various Parties	8,000		9,115	1.14	(3)
7/7/04	Various Parties	26,500		29,945	1.13	(3)
7/22/04	Various Parties	10,000		12,400	1.24	(3)
7/30/04	Various Parties	6,000		7,440	1.24	(3)
8/24/04	Apogee	673,594		1,244,635	1.85	(3)
10/12/04	Various Parties	938		1,820	1.94	(6)
10/26/04	Various Parties	3,242		5,998	1.85	(6)
12/16/04	Apogee	833,333		1,000,000	1.20	(3)
1/11/05	Various Parties	3,400		6,562	1.93	(6)
1/11/05	Various Parties	500		1,000	2.00	(6)
2/2/05	CapEx, L.P.	751,120		2,215,414	2.95	Previous convertible debt holder (4)
2/2/05	Bow River Capital Fund	238,615		703,791	2.95	Previous convertible debt holder (4)
2/23/05	Various Parties	4,250		11,730	2.76	(6)
3/11/05	Various Parties	16,800		56,784	3.38	(6)
3/14/05	Various Parties	7,500		27,225	3.63	(6)
na	Open Market Purchases	26,347	(1)	na	na	(5)

	Total	5,766,779	(6)	9,598,080	1.77	(7)

6/18/04	Convertible Debenture	3,636,364		6,000,000	1.65	Brooklyn Hldgs Convertible Debenture (3)

	Total assuming Conversion	9,403,143		$15,598,080	$1.72

Selected Precedent Transaction Range		$1.77		—	$2.96	(8)

(1) Excluded from weighted average share calculation.

(2) Sources of information: Schedule 13D, dated as of April 27, 2004 and BG Capital.

(3) Sources of information: Schedule 13D, Amendment No. 1, dated as of June 18, 2004.

(4) Sources of information: Schedule 13D, Amendment No. 2, dated as of February 2, 2005.

(5) Estimated by Capitalink.

(6) Sources of information: Form SC 13E3, dated as of April 26, 2005.

(7) Represents a weighted average price of all purchases.

(8) Weighted average price of purchases in 2005.

I	TRANSACTION OVERVIEW

II	COMPANY OVERVIEW

III	COMPANY PERFORMANCE

IV	ANALYSIS

V	APPENDIX

APPENDIX – NEPTUNE FINANCIAL DATA

Normalized Comparative Summary Income Statements

($ in thousands, except per share)

						for the 3 months ended		LTM
	for years ended December 31,					March 31,		March 31,
	2000	2001	2002	2003	2004	2004	2005	2005
Services and Merchandise Revenue	$6,188	$11,775	$10,899	$19,599	$22,590	$5,234	$6,637	$23,994
Management and Finance Fees	1,501	1,255	868	872	1,030	165	287	1,152
Total Revenue	7,689	13,030	11,767	20,471	23,620	5,399	6,924	25,145

Cost of Revenue	4,451	6,263	4,315	4,711	4,631	1,028	1,333	4,935
Gross Profit	3,237	6,767	7,451	15,760	18,990	4,371	5,592	20,211

Operating Expenses
General & Administrative	5,547	8,063	9,481	12,531	14,505	3,827	4,798	15,476
Other Operating Expenses	1,886	2,082	2,261	2,053	2,149	126	157	2,180
Total Operating Expenses	7,433	10,144	11,743	14,584	16,654	3,953	4,955	17,656
Operating Income (Loss)	(4,196)	(3,377)	(4,291)	1,176	2,335	418	637	2,555

Interest Income (Expense)	(2,485)	(2,515)	(2,579)	(1,864)	(1,548)	(302)	(265)	(1,510)
Other Income (Expense)	—	—	—	—	—	—	50	50
Pre-tax Income (Loss)	(6,681)	(5,892)	(6,871)	(688)	787	115	423	1,095
Income Tax (Benefit)	254	—	—	—	85	60	13	38
Normalized Net Income	$(6,935)	$(5,892)	$(6,871)	$(688)	$702	$55	$409	$1,057

Stock Based Compensation	$51	$531	$404	$291	$76	$33	$6	$49
Normalized EBIT	$(4,145)	$(2,847)	$(3,887)	$1,467	$2,411	$450	$643	$2,604
Total Depreciation & Amortization	$386	$582	$253	$224	$193	$51	$39	$181
Normalized EBITDA	$(3,759)	$(2,265)	$(3,634)	$1,692	$2,604	$501	$682	$2,785
Capital Expenditures, net	$217	$4	$175	$53	$18	$32	$103	$89
Normalized EBITDA - CAPEX	$(3,976)	$(2,270)	$(3,809)	$1,639	$2,587	$469	$579	$2,696

Earnings per Share
Basic Normalized EPS	$(5.90)	$(2.95)	$(1.92)	$(0.13)	$0.10	$0.01	$0.06	$0.15
Basic Reported EPS	$(7.52)	$(5.09)	$(1.88)	$(0.01)	$0.41	$0.26	$0.03	$0.18
Weighted Average Shares Outstanding (thousands)	1,176	1,995	3,576	5,234	6,744	5,796	6,720

Diluted Normalized EPS	$(5.90)	$(2.95)	$(1.92)	$(0.13)	$0.10	$0.01	$0.06	$0.15
Diluted Reported EPS	$(7.52)	$(5.09)	$(1.88)	$(0.01)	$0.40	$0.25	$0.03	$0.18
Weighted Average Shares Outstanding (thousands)	1,176	1,995	3,576	5,234	6,857	5,987	6,924

Normalizing Reconciliation
Restructuring/Goodwill Impairment	$(1,500)	$(1,500)	$—	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	(2,759)	165	654	2,030	1,448	(221)	361
Unusual (Expense) Gain Items, net of Taxes	(1,500)	(4,259)	165	654	2,030	1,448	(221)	361
Accounting Changes, net of Taxes	(404)	—	—	—	—	—	—	—
Total Reconciling Items, net of Taxes	$(1,904)	$(4,259)	$165	$654	$2,030	$1,448	$(221)	$361

Reported Income Tax (Benefit)	$—	$—	$—	$—	$85	$60	$13	$38
Reported Net Income (Loss)	$(8,839)	$(10,151)	$(6,706)	$(33)	$2,733	$1,503	$188	$1,418

Sources of information: Company financial statements and management.

Normalized Common Sized Summary Income Statements

						for the 3 months ended		LTM
	for years ended December 31,					March 31,		March 31,
	2000	2001	2002	2003	2004	2004	2005	2005

Services and Merchandise Revenue	80.5%	90.4%	92.6%	95.7%	95.6%	96.9%	95.9%	95.4%
Management and Finance Fees	19.5%	9.6%	7.4%	4.3%	4.4%	3.1%	4.1%	4.6%
Total Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of Revenue	57.9%	48.1%	36.7%	23.0%	19.6%	19.0%	19.2%	19.6%
Gross Profit	42.1%	51.9%	63.3%	77.0%	80.4%	81.0%	80.8%	80.4%

Operating Expenses
General & Administrative	72.1%	61.9%	80.6%	61.2%	61.4%	70.9%	69.3%	61.5%
Other Operating Expenses	24.5%	16.0%	19.2%	10.0%	9.1%	2.3%	2.3%	8.7%
Total Operating Expenses	96.7%	77.9%	99.8%	71.2%	70.5%	73.2%	71.6%	70.2%
Operating Income (Loss)	-54.6%	-25.9%	-36.5%	5.7%	9.9%	7.7%	9.2%	10.2%

Interest Income (Expense)	-32.3%	-19.3%	-21.9%	-9.1%	-6.6%	-5.6%	-3.8%	-6.0%
Pre-tax Income (Loss)	-86.9%	-45.2%	-58.4%	-3.4%	3.3%	2.1%	6.1%	4.4%
Income Tax (Benefit)	3.3%	0.0%	0.0%	0.0%	0.4%	1.1%	0.2%	0.2%
Normalized Net Income	-90.2%	-45.2%	-58.4%	-3.4%	3.0%	1.0%	5.9%	4.2%

Stock Based Compensation	0.7%	4.1%	3.4%	1.4%	0.3%	0.6%	0.1%	0.2%
Normalized EBIT	-53.9%	-21.8%	-33.0%	7.2%	10.2%	8.3%	9.3%	10.4%
Total Depreciation & Amortization	5.0%	4.5%	2.2%	1.1%	0.8%	0.9%	0.6%	0.7%
Normalized EBITDA	-48.9%	-17.4%	-30.9%	8.3%	11.0%	9.3%	9.8%	11.1%
Capital Expenditures, net	2.8%	0.0%	1.5%	0.3%	0.1%	0.6%	1.5%	0.4%
Normalized EBITDA - CAPEX	-51.7%	-17.4%	-32.4%	8.0%	11.0%	8.7%	8.4%	10.7%

Normalizing Reconciliation
Restructuring/Goodwill Impairment	-19.5%	-11.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Unusual (Expense) Gain Items	0.0%	-21.2%	1.4%	3.2%	8.6%	0.0%	0.0%	0.0%
Unusual (Expense) Gain Items, net of Taxes	-19.5%	-32.7%	1.4%	3.2%	8.6%	26.8%	-3.2%	1.4%
Accounting Changes, net of Taxes	-5.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Reconciling Items, net of Taxes	-24.8%	-32.7%	1.4%	3.2%	8.6%	26.8%	-3.2%	1.4%

Reported Income Tax (Benefit)	0.0%	0.0%	0.0%	0.0%	0.4%	1.1%	0.2%	0.2%
Reported Net Income (Loss)	-115.0%	-77.9%	-57.0%	-0.2%	11.6%	27.8%	2.7%	5.6%

Sources of information: Company financial statements and management.

Comparative Summary Balance Sheets

($ in thousands, except per share)

	as of December 31,					as of March 31,
	2000	2001	2002	2003	2004	2004	2005
Assets
Current Assets
Cash & Equivalents	$1,065	$213	$776	$538	$3,422	$2,217	$3,534
Accounts Receivable	234	1,751	1,818	2,048	2,459	2,144	3,171
Prepaid & Other	121	114	107	125	105	306	121
Total Current Assets	1,421	2,078	2,701	2,711	5,986	4,668	6,826

Property & Equipment, net	2,366	548	521	341	318	292	347
Intangibles	29,925	24,413	24,398	24,406	23,693	23,663	23,728
Other Assets	3,780	5,882	8,026	7,955	6,808	7,836	7,132
	$37,492	$32,922	$35,646	$35,413	$36,805	$36,459	$38,033
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts Payable	$1,400	$1,700	$2,689	$2,425	$2,486	$2,711	$2,826
Accrued Expenses	1,133	682	—	—	85	60	98
Current portion of LT Debt	5,749	2,890	2,357	1,951	120	1,100	120
Other	—	—	—	—	56	56	56
Total Current Liabilities	8,281	5,273	5,046	4,376	2,748	3,928	3,101

Long Term Interest Bearing Debt	6,038	7,942	6,755	6,701	6,270	5,175	9,240
Deferred Income Taxes	—	—	—	—	621	636	619
Other Long Term	7,065	12,683	20,353	19,687	18,302	19,444	18,653
Total Liabilities	21,385	25,898	32,154	30,763	27,941	29,183	31,613

Stockholders’ Equity
Common Stock	2	2	4	6	7	7	7
Paid in Capital	26,835	27,901	31,073	32,263	33,743	33,385	33,760
Accumulated Earnings	(10,729)	(20,880)	(27,586)	(27,619)	(24,886)	(26,115)	(24,697)
Treasury Stock	—	—	—	—	—	—	(2,649)
Total Stockholders’ Equity	16,108	7,023	3,492	4,650	8,864	7,276	6,420
	$37,492	$32,922	$35,646	$35,413	$36,805	$36,459	$38,033

Net Working Capital	$(6,860)	$(3,194)	$(2,345)	$(1,665)	$3,239	$740	$3,725
Total Debt	$11,787	$10,833	$9,112	$8,652	$6,390	$6,275	$9,360
Net Debt	$10,722	$10,619	$8,336	$8,114	$2,968	$4,058	$5,826
Total Capitalization	$27,895	$17,856	$12,604	$13,302	$15,254	$13,551	$15,780
Common Shares Outstanding (thousands)	1,915	2,154	4,280	5,773	7,065	6,735	6,540
Book Value per Share	$8.41	$3.26	$0.82	$0.81	$1.25	$1.08	$0.98
Tangible Common Book Value per Share	$(7.21)	$(8.07)	$(4.88)	$(3.42)	$(2.10)	$(2.43)	$(2.65)

Sources of information: Company financial statements and management.

Common Sized Summary Balance Sheets

	as of December 31,					as of March 31,
	2000	2001	2002	2003	2004	2004	2005
Assets
Current Assets
Cash & Equivalents	2.8%	0.6%	2.2%	1.5%	9.3%	6.1%	9.3%
Accounts Receivable	0.6%	5.3%	5.1%	5.8%	6.7%	5.9%	8.3%
Prepaid & Other	0.3%	0.3%	0.3%	0.4%	0.3%	0.8%	0.3%
Total Current Assets	3.8%	6.3%	7.6%	7.7%	16.3%	12.8%	17.9%

Property & Equipment, net	6.3%	1.7%	1.5%	1.0%	0.9%	0.8%	0.9%
Intangibles	79.8%	74.2%	68.4%	68.9%	64.4%	21.5%	18.8%
Other Assets	10.1%	17.9%	22.5%	22.5%	18.5%	21.5%	18.8%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts Payable	3.7%	5.2%	7.5%	6.8%	6.8%	7.4%	7.4%
Accrued Expenses	3.0%	2.1%	0.0%	0.0%	0.2%	0.2%	0.3%
Current portion of LT Debt	15.3%	8.8%	6.6%	5.5%	0.3%	3.0%	0.3%
Other	0.0%	0.0%	0.0%	0.0%	0.2%	0.2%	0.1%
Total Current Liabilities	22.1%	16.0%	14.2%	12.4%	7.5%	10.8%	8.2%

Long Term Interest Bearing Debt	16.1%	24.1%	19.0%	18.9%	17.0%	14.2%	24.3%
Deferred Income Taxes	0.0%	0.0%	0.0%	0.0%	1.7%	1.7%	1.6%
Other Long Term	18.8%	38.5%	57.1%	55.6%	49.7%	53.3%	49.0%
Total Liabilities	57.0%	78.7%	90.2%	86.9%	75.9%	80.0%	83.1%

Stockholders’ Equity
Common Stock	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Paid in Capital	71.6%	84.8%	87.2%	91.1%	91.7%	91.6%	88.8%
Accumulated Earnings	-28.6%	-63.4%	-77.4%	-78.0%	-67.6%	-71.6%	-64.9%
Treasury Stock	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-7.0%
Total Stockholders’ Equity	43.0%	21.3%	9.8%	13.1%	24.1%	20.0%	16.9%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Net Working Capital	-18.3%	-9.7%	-6.6%	-4.7%	8.8%	2.0%	9.8%
Total Debt	31.4%	32.9%	25.6%	24.4%	17.4%	17.2%	24.6%
Net Debt	28.6%	32.3%	23.4%	22.9%	8.1%	11.1%	15.3%
Total Capitalization	74.4%	54.2%	35.4%	37.6%	41.4%	37.2%	41.5%
Net Worth	43.0%	21.3%	9.8%	13.1%	24.1%	20.0%	16.9%

Sources of information: Company financial statements and management.

Comparative Financial Analysis

						as of & for the 3 months ended		as of & for LTM
	2000	2001	2002	2003	2004	2004	2005	2005

Financial Strength

Quick Ratio	0.2	0.4	0.5	0.6	2.2	1.2	2.2	2.2
Current Ratio	0.2	0.4	0.5	0.6	2.2	1.2	2.2	2.2
Total Liabilities to Common Net Worth	132.8%	368.7%	920.9%	661.6%	315.2%	401.1%	492.4%	492.4%
Total Debt to Common Net Worth	73.2%	154.2%	261.0%	186.1%	72.1%	86.2%	145.8%	145.8%
Total Debt to Total Capitalization	42.3%	60.7%	72.3%	65.0%	41.9%	46.3%	59.3%	59.3%
Net Debt to Total Capitalization	38.4%	59.5%	66.1%	61.0%	19.5%	29.9%	36.9%	36.9%
Net Interest Expense to Net Debt	23.2%	23.7%	30.9%	23.0%	52.2%	7.5%	4.5%	25.9%
Total Debt to Normalized EBITDA	na	na	na	5.1	2.5	12.5	13.7	3.4
Normalized EBITDA to Interest Expense	na	na	na	0.9	1.7	1.7	2.6	1.8
Normalized EBITDA-CAPEX, net to Interest Exp.	na	na	na	0.9	1.7	1.6	2.2	1.8

Effectiveness and Efficiency

Accounts Receivable Turnover	na	13.1	6.6	10.6	10.5	2.6	2.5	9.5
Inventory Turnover	na	na	na	na	na	na	na	na
Asset Turnover	na	0.4	0.3	0.6	0.7	0.2	0.2	0.7
Days Sales Outstanding	na	27.8	55.4	34.5	34.8	35.3	36.6	38.6
Days Payable Outstanding	na	34.5	49.9	48.4	42.1	46.9	38.0	44.7
Normalized EBIT to Average Assets	na	-8.1%	-11.3%	4.1%	6.7%	na	na	7.0%
Normalized EBIT to Net Worth	na	-24.6%	-73.9%	36.0%	35.7%	na	na	34.1%
Normalized EBITDA to Average Assets	na	-6.4%	-10.6%	4.8%	7.2%	na	na	7.4%
Normalized EBITDA to Net Worth	na	-19.6%	-69.1%	41.6%	38.5%	na	na	36.4%
Normalized Net Income to Average Assets	na	-16.7%	-20.0%	-1.9%	1.9%	na	na	2.8%
Normalized Net Income to Net Worth	na	-50.9%	-130.7%	-16.9%	10.4%	na	na	13.8%

Profitability Ratios (as % of Revenue)

Gross Profit	42.1%	51.9%	63.3%	77.0%	80.4%	81.0%	80.8%	80.4%
General & Administrative	72.1%	61.9%	80.6%	61.2%	61.4%	70.9%	69.3%	61.5%
Total Operating Expenses	96.7%	77.9%	99.8%	71.2%	70.5%	73.2%	71.6%	70.2%
Operating Income (Loss)	-54.6%	-25.9%	-36.5%	5.7%	9.9%	7.7%	9.2%	10.2%
Pre-tax Income (Loss)	-86.9%	-45.2%	-58.4%	-3.4%	3.3%	2.1%	6.1%	4.4%
Normalized Net Income	-90.2%	-45.2%	-58.4%	-3.4%	3.0%	1.0%	5.9%	4.2%
Normalized EBIT	-53.9%	-21.8%	-33.0%	7.2%	10.2%	8.3%	9.3%	10.4%
Normalized EBITDA	-48.9%	-17.4%	-30.9%	8.3%	11.0%	9.3%	9.8%	11.1%

Sources of information: Company financial statements and management.

						as of & for the 3 months ended
	as of & for years ended December 31,					March 31,
	2000	2001	2002	2003	2004	2004	2005

Growth Rates
Total Revenue	na	69.5%	-9.7%	74.0%	15.4%	na	28.3%
Gross Profit	na	109.0%	10.1%	111.5%	20.5%	na	27.9%
Operating Income (Loss)	na	na	na	na	98.5%	na	52.5%
Normalized EBIT	na	na	na	na	64.4%	na	42.7%
Normalized EBITDA	na	na	na	na	54.0%	na	36.0%
Total Assets	na	-12.2%	8.3%	-0.7%	3.9%	na	4.3%
Net Worth	na	-56.4%	-50.3%	33.2%	90.6%	na	-11.8%
Capital Expenditures, net	na	-98.0%	3875.8%	-69.8%	-66.4%	na	222.1%

Cumulative Average Growth Rate (CAGR) Statistics
Total Revenue	na	69.5%	23.7%	38.6%	32.4%	na	na
Gross Profit	na	109.0%	51.7%	69.5%	55.6%	na	na
Total Assets	na	-12.2%	-2.5%	-1.9%	-0.5%	na	na
Capital Expenditures, net	na	-98.0%	-10.1%	-37.5%	-46.5%	na	na

Depreciation & Capital Spending
Depreciation to CAPEX, net	178.1%	13205.8%	144.7%	424.7%	1086.8%	159.7%	38.0%
Capital Expenditures, net to Revenue	2.8%	0.0%	1.5%	0.3%	0.1%	0.6%	1.5%

Sources of information: Company financial statements and management.

APPENDIX – COMPARABLE COMPANY DATA

Stonemor Partners LP Overview	($ in thousands, except per share)

Company Information

Stonemor Partners LP (Nasdaq NM - STON)
155 Rittenhouse Circle, Bristol,
Pennsylvania, 19007 United States

Market Data as of Jun 13, 2005
Closing price	$22.14
Market Value (MV)	$187,747
Enterprise Value (EV)	$255,342
52 Week Low - High Close	$18.06 - $22.62
Shares Outs. (thous)	8,480
Avg. Daily Vol. (thous)	35

Shareholder Data
Institutional Holders	3.9%
Insider Holders	56.8%

Company Description

StoneMor Partners L.P. engages in the ownership and operation of cemeteries in the United States. The partnership offers various cemetery products and services, which include burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and other related deathcare services. As of May 16, 2005, the partnership operated 132 cemeteries in 12 states, primarily in the eastern United States. StoneMor GP LLC operates as the general partner to the partnership, as of March 31, 2005. The partnership is headquartered in Bristol, Pennsylvania.

Valuation Analysis

	Consensus Estimates (No. Est.)				Current		Forward Multiples
	CY2005		CY2006		Multiples		CY2005		CY2006
MV Multiples
Norm. Dil. EPS	$0.34	(3)	$0.36	(2)	21.9	x	64.5	x	62.4	x
Common Equity					1.7	x
Tangible Common Equity					1.7	x
EV Multiples
Revenue	$91,650	(4)	$95,000	(3)	2.78	x	2.79	x	2.69	x
Normalized EBITDA	$25,580	(2)	$26,740	(2)	16.4	x	10.0	x	9.5	x
Normalized EBIT					22.3	x
Total Assets					0.5	x
Long Term EPS Growth Estimate — 2.5% (3)

Historical Share Price & Volume (thous)

Financial Analysis

	31-Mar-05		31-Dec-04		31-Dec-03
Effectiveness and Efficiency
Asset Turnover	0.2	x	0.2	x	0.2	x
Days Sales Outstanding	101.6		101.8		111.3
Days Inventory Outstanding	na		na		na
Days Payable Outstanding	23.4		27.8		30.4
Normalized Return on Avg Assets	1.8%		1.5%		na
Normalized Return on Avg Common Equity	7.6%		8.3%		na
Financial Strength
Current Ratio	9.5		6.8		2.2
Total Debt/Total Capitalization	41.7%		41.0%		77.7%
Total Debt/TIC	29.9%		20.6%		1033.5%
Total Debt/EBITDA	5.1	x	5.5	x	10.4	x
Total Debt/EBITDA-CAPEX	8.7	x	9.2	x	13.4
EBITDA/Interest Expense	1.8	x	1.5	x	1.2	x
EBITDA-CAPEX/Interest Expense	1.1	x	0.9	x	1.0	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income and Cashflow
Revenue	$91,897	$89,258	$79,702	$75,528
Gross Profit	$57,468	$55,524	$50,403	$44,978
Normalized EBITDA	$15,583	$14,544	$14,011	$8,725
Normalized EBIT	$11,455	$9,997	$9,010	$3,832
Normalized NI to Common	$8,649	$6,518	$(6,009)	$(10,089)
Normalized Diluted EPS	$1.01	$0.77	$(0.73)	na
Full Time Employees	na	1,140	1,200	—
Balance Sheet
Working Capital	$37,317	$36,294	$17,580
Cash & Mkt Securities	$12,405	$14,474	$5,554
Total Debt	$80,000	$80,000	$146,222
Common Equity	$111,637	$115,317	$41,980
Total Assets	$485,647	$494,467	$355,685
Margins
Gross Margin	62.5%	62.2%	63.2%	59.6%
Normalized EBITDA	17.0%	16.3%	17.6%	11.6%
Normalized EBIT	12.5%	11.2%	11.3%	5.1%
Normalized NI to Common	9.4%	7.3%	-7.5%	-13.4%
Growth
Revenue	3.0%	12.0%	5.5%
Normalized EBITDA	7.1%	3.8%	60.6%
Normalized EBIT	14.6%	11.0%	135.1%
Normalized NI to Common	32.7%	na	na
Normalized Diluted EPS	31.2%	na	na
Common Equity	-3.2%	174.7%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	31-Mar-05	31-Dec-04	31-Dec-03
Assets
Cash & Mkt Securities	$12,405	$14,474	$5,554
Accounts Receivable	25,673	25,479	24,308
Inventory	—	—	—
Other Current Assets	3,653	2,639	2,255
Total Current Assets	41,731	42,592	32,117
PPE, net	172,330	172,831	174,611
Intangibles, net	—	—	—
Long Term Investments	—	—	—
Other Assets	271,586	279,044	148,957
Total Assets	$485,647	$494,467	$355,685
Liabilities & Equity
Accounts Payable	$4,252	$6,136	$5,988
Accrued Expenses	162	162	735
Short Term Debt & Capital Leases	—	—	7,814
Other Current Liabilities	—	—	—
Total Current Liabilities	4,414	6,298	14,537
Other LT Liabilities	289,596	292,852	160,760
Long Term Debt	80,000	80,000	122,894
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	15,514
Total Liabilities & Pref Stock	374,010	379,150	313,705
Common Equity	111,637	115,317	41,980
Total Liabilities & Equity	$485,647	$494,467	$355,685

Other Items
Common Shares Outstanding (thous)	8,480	8,480	na
Cash Value per Common Share	$1.46	$1.71	na
Common Book Value per Share	$13.17	$13.60	na
Common Tangible Book Value per Share	$13.17	$13.60	na

Total Debt	$80,000	$80,000	$146,222
Net Debt	$67,595	$65,526	$140,668
Total Capitalization	$191,637	$195,317	$188,202

Options and Warrants
Number of Options & Warrants Outstanding (thous)	na	na	na
Weighted Average Exercise Price	na	na	na

Notes

•                  Other unusual items include charges related to the refinancing of a former credit facility.

•                  The company’s MLP status provides tax advantage vis a vis the other comparable companies.

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income Statement
Revenue	$91,897	$89,258	$79,702	$75,528
Other Revenue	—	—	—	—
Total Revenue	91,897	89,258	79,702	75,528
Cost of Revenue	34,429	33,734	29,299	30,550
Gross Profit	57,468	55,524	50,403	44,978
Selling, General & Administrative	42,319	41,413	37,570	36,253
Other Operating	4,127	4,547	5,001	4,893
Operating Income	11,022	9,564	7,832	3,832
Interest Income / (Expense), net	(8,529)	(9,480)	(11,376)	(14,828)
Other Income / (Expense), net	—	—	—	—
Pre-tax Income	2,493	84	(3,544)	(10,996)
Taxes	(15)	(278)	2,465	(907)
After-tax Income	2,508	362	(6,009)	(10,089)
Minority Interest	—	—	—	—
Normalized Net Income	2,508	362	(6,009)	(10,089)
Preferred Dividends	(6,141)	(6,156)	—	—
Normalized NI to Common	$8,649	$6,518	$(6,009)	$(10,089)

Cashflow
Stock Based Compensation	$433	$433	$1,178	$—
Normalized EBIT	$11,455	$9,997	$9,010	$3,832
Depreciation & Amortization	$4,128	$4,547	$5,001	$4,893
Normalized EBITDA	$15,583	$14,544	$14,011	$8,725
CAPEX, net	$6,358	$5,887	$3,129	$5,563
Norm. EBITDA - CAPEX, net	$9,225	$8,657	$10,882	$3,162
GAAP Operating Cash Flow	$10,877	$7,485	$7,146	$11,042

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	8,537	8,480	8,251	—
Normalized Basic EPS	$1.01	$0.77	$(0.73)	na
Reported Basic EPS	$0.52	$0.27	$(0.73)	na
Diluted Rptd Wgt Avg Shrs Out (thous)	8,537	8,480	8,251	—
Normalized Diluted EPS	$1.01	$0.77	$(0.73)	na
Reported Diluted EPS	$0.52	$0.27	$(0.73)	na

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	(4,200)	(4,200)	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	(4,200)	(4,200)	—	—
Accounting Changes, net of Taxes	—	—	—	5,934
Discontinued Operations, net of Taxes	—	—	—	—
Total Reconciling Items, net of Taxes	$(4,200)	$(4,200)	$—	$5,934

Reported Income Tax (Benefit)	$(15)	$(278)	$2,465	$(907)
Reported Net Income (Loss)	$4,449	$2,318	$(6,009)	$(4,155)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Arbor Memorial Services Inc. Overview	($ in thousands, except per share)

Company Information

Arbor Memorial Services Inc. (TSX - ABO.NVB)
2 Jane Street, Toronto, Ontario, M6S
2Y5, Canada
www.arbormemorial.com

Market Data as of Jun 13, 2005
Closing price	$15.61
Market Value (MV)	$165,382
Enterprise Value (EV)	$229,003

52 Week Low - High Close	$12.45 - $16.81
Shares Outs. (thous)	10,595
Avg. Daily Vol. (thous)	1

Shareholder Data
Institutional Holders	0.0%
Insider Holders	0.0%

Company Description

Arbor Memorial Services, Inc., through its wholly owned subsidiaries, provides products and services to the death care industry in Canada. It operates in two segments, Cemetery and Funeral. The Cemetery segment offers a variety of products and services, including interment rights, bronze memorials, upright monuments, vaults, urns, interment services, cremation services, and other related merchandise and services. The Funeral segment provides a range of services that include embalming; registration of death; the use of funeral home facilities for visitation; memorial services; funeral receptions; transportation services; and cremation and the sale of caskets, flowers, and other related merchandise. As of August 26, 2004, the company operated 41 cemeteries, 27 crematoria, and 87 funeral homes in Canada. Arbor Memorial Services is headquartered in Toronto, Canada

Valuation Analysis

	Consensus Estimates (No. Est.)		Current		Forward Multiples
	CY2005	CY2006	Multiples		CY2005	CY2006
MV Multiples
Norm. Dil. EPS	na	na	11.6	x	na	na
Common Equity			1.3	x
Tangible Common Equity			1.8	x
EV Multiples
Revenue	na	na	1.45	x	na	na
Normalized EBITDA	na	na	7.5	x	na	na
Normalized EBIT			9.6	x
Total Assets			0.3	x

Historical Share Price & Volume (thous)

Financial Analysis

	31-Jan-05		31-Oct-04		31-Oct-03
Effectiveness and Efficiency
Asset Turnover	0.2	x	0.3	x	0.2	x
Days Sales Outstanding	104.6		105.2		114.8
Days Inventory Outstanding	22.9		23.8		26.3
Days Payable Outstanding	55.6		67.7		69.6
Normalized Return on Avg Assets	2.0%		2.3%		na
Normalized Return on Avg Common Equity	11.2%		12.2%		na
Financial Strength
Current Ratio	2.8		2.2		2.4
Total Debt/Total Capitalization	33.1%		33.2%		37.7%
Total Debt/TIC	27.8%		29.4%		36.4%
Total Debt/EBITDA	2.1	x	2.0	x	2.4	x
Total Debt/EBITDA-CAPEX	3.3	x	3.0	x	2.9	x
EBITDA/Interest Expense	9.3	x	9.4	x	7.2	x
EBITDA-CAPEX/Interest Expense	5.9	x	6.2	x	5.9	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	31-Jan-05	31-Oct-04	31-Oct-03	31-Oct-02
Income and Cashflow
Revenue	$157,434	$156,388	$144,492	$139,822
Gross Profit	$34,362	$34,759	$31,994	$31,199
Normalized EBITDA	$30,669	$31,088	$28,281	$26,748
Normalized EBIT	$23,792	$24,294	$22,147	$20,830
Normalized NI to Common	$14,218	$14,364	$8,811	$12,551
Normalized Diluted EPS	$1.34	$1.36	$0.83	$1.18
Full Time Employees	na	1,500	1,644	1,641
Balance Sheet
Working Capital	$34,467	$33,281	$34,669
Cash & Mkt Securities	$—	$8,322	$6,621
Total Debt	$63,621	$62,013	$66,570
Common Equity	$128,647	$125,015	$110,173
Total Assets	$763,193	$642,246	$606,349
Margins
Gross Margin	21.8%	22.2%	22.1%	22.3%
Normalized EBITDA	19.5%	19.9%	19.6%	19.1%
Normalized EBIT	15.1%	15.5%	15.3%	14.9%
Normalized NI to Common	9.0%	9.2%	6.1%	9.0%
Growth
Revenue	0.7%	8.2%	3.3%
Normalized EBITDA	-1.3%	9.9%	5.7%
Normalized EBIT	-2.1%	9.7%	6.3%
Normalized NI to Common	-1.0%	63.0%	-29.8%
Normalized Diluted EPS	-1.5%	63.9%	-29.7%
Common Equity	2.9%	13.5%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	31-Jan-05	31-Oct-04	31-Oct-03
Assets
Cash & Mkt Securities	$—	$8,322	$6,621
Accounts Receivable	45,539	44,685	45,451
Inventory	7,644	7,775	8,097
Other Current Assets	931	146	102
Total Current Assets	54,114	60,927	60,270
PPE, net	128,593	127,638	118,014
Intangibles, net	35,590	35,590	35,833
Long Term Investments	—	—	—
Other Assets	544,897	418,092	392,232
Total Assets	$763,193	$642,246	$606,349
Liabilities & Equity
Accounts Payable	$15,057	$25,657	$23,342
Accrued Expenses	—	—	—
Short Term Debt & Capital Leases	4,590	1,989	2,239
Other Current Liabilities	—	—	20
Total Current Liabilities	19,647	27,646	25,601
Other LT Liabilities	555,868	429,561	406,244
Long Term Debt	59,031	60,024	64,331
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	634,546	517,231	496,176
Common Equity	128,647	125,015	110,173
Total Liabilities & Equity	$763,193	$642,246	$606,349

Other Items
Common Shares Outstanding (thous)	10,595	10,595	10,595
Cash Value per Common Share	$—	$0.79	$0.62
Common Book Value per Share	$12.14	$11.80	$10.40
Common Tangible Book Value per Share	$8.78	$8.44	$7.02

Total Debt	$63,621	$62,013	$66,570
Net Debt	$63,621	$53,691	$59,949
Total Capitalization	$192,268	$187,028	$176,743

Options and Warrants
Number of Options & Warrants Outstanding (thous)	289	289	na
Weighted Average Exercise Price	$22.76	$22.76	na

Notes

•                  Other unusual items include gain on disposal of assets and a provision for asset impairment.

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	31-Jan-05	31-Oct-04	31-Oct-03	31-Oct-02
Income Statement
Revenue	$145,992	$145,072	$133,862	$130,236
Other Revenue	11,443	11,316	10,629	9,586
Total Revenue	157,434	156,388	144,492	139,822
Cost of Revenue	123,072	121,629	112,498	108,623
Gross Profit	34,362	34,759	31,994	31,199
Selling, General & Administrative	10,571	10,465	9,847	10,369
Other Operating	—	—	—	—
Operating Income	23,792	24,294	22,147	20,830
Interest Income / (Expense), net	(3,299)	(3,320)	(3,913)	(3,554)
Other Income / (Expense), net	—	—	—	—
Pre-tax Income	20,493	20,974	18,233	17,276
Taxes	6,275	6,609	9,422	4,725
After-tax Income	14,218	14,364	8,811	12,551
Minority Interest	—	—	—	—
Normalized Net Income	14,218	14,364	8,811	12,551
Preferred Dividends	—	—	—	—
Normalized NI to Common	$14,218	$14,364	$8,811	$12,551
Exchange Rate per US $	$0.80	$0.80	$0.80	$0.80
Cashflow
Stock Based Compensation	$—	$—	$—	$—
Normalized EBIT	$23,792	$24,294	$22,147	$20,830
Depreciation & Amortization	$6,878	$6,794	$6,134	$5,919
Normalized EBITDA	$30,669	$31,088	$28,281	$26,748
CAPEX, net	$11,325	$10,495	$5,250	$10,359
Norm. EBITDA - CAPEX, net	$19,344	$20,593	$23,030	$16,390
GAAP Operating Cash Flow	$11,159	$17,365	$17,868	$8,461

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	10,595	10,595	10,595	10,595
Normalized Basic EPS	$1.34	$1.36	$0.83	$1.18
Reported Basic EPS	$1.44	$1.46	$1.92	$1.21
Diluted Rptd Wgt Avg Shrs Out (thous)	10,595	10,595	10,595	10,595
Normalized Diluted EPS	$1.34	$1.36	$0.83	$1.18
Reported Diluted EPS	$1.44	$1.46	$1.92	$1.21

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	1,160	1,163	11,524	243
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	1,160	1,163	11,524	243
Accounting Changes, net of Taxes	—	—	—	—
Discontinued Operations, net of Taxes	(89)	(91)	(28)	—
Total Reconciling Items, net of Taxes	$1,071	$1,072	$11,496	$243

Reported Income Tax (Benefit)	$6,275	$6,609	$9,422	$4,725
Reported Net Income (Loss)	$15,289	$15,436	$20,306	$12,793

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Stewart Enterprises Inc. Overview	($ in thousands, except per share)

Company Information

Stewart Enterprises Inc. (NasdaqNM - STEI)
1333 South Clearview Parkway,
Jefferson, Louisiana, 70121, United
www.stewartenterprises.com

Market Data as of Jun 13, 2005
Closing price	$6.10
Market Value (MV)	$669,862
Enterprise Value (EV)	$1,068,584
52 Week Low - High Close	$5.29 - $8.10
Shares Outs. (thous)	109,813
Avg. Daily Vol. (thous)	372

Shareholder Data
Institutional Holders	61.1%
Insider Holders	11.2%

Company Description

Stewart Enterprises, Inc., through its subsidiaries, provides funeral and cemetery products and services for death care industry in the United States. The company offers various funeral merchandise and services, as well as cemetery property, merchandise, and services at the time of need and on a preneed basis. Its funeral homes offer funeral, cremation, transportation, and removal services, as well as preparation of remains, caskets, and flowers. The company also offers cemetery property, which includes lots, lawn crypts, and family and community mausoleums; merchandise, including vaults, monuments, and markers; and services comprising burial site opening and closing, and inscriptions. As of October 31, 2004, the company operated 242 funeral homes and 147 cemeteries in the United States and Puerto Rico. Stewart Enterprises was founded in 1910 and is headquartered in Jefferson, Louisiana.

Valuation Analysis

	Consensus Estimates (No. Est.)				Current		Forward Multiples
	CY2005		CY2006		Multiples		CY2005		CY2006
MV Multiples
Norm. Dil. EPS	$0.49	(4)	$0.49	(4)	12.0	x	12.5	x	12.6	x
Common Equity					1.0	x
Tangible Common Equity					2.7	x
EV Multiples
Revenue	$518,420	(2)	$525,550	(2)	2.07	x	2.06	x	2.03	x
Normalized EBITDA	$143,240	(3)	$146,970	(3)	6.6	x	7.5	x	7.3	x
Normalized EBIT					9.8	x
Total Assets					0.4	x
Long Term EPS Growth Estimate — 3.5%(2)

Historical Share Price & Volume (thous)

Financial Analysis

	30-Apr-05		31-Oct-04		31-Oct-03
Effectiveness and Efficiency
Asset Turnover	0.2	x	0.2	x	0.2	x
Days Sales Outstanding	43.1		56.6		72.4
Days Inventory Outstanding	36.0		38.0		38.4
Days Payable Outstanding	7.8		7.5		6.7
Normalized Return on Avg Assets	2.2%		1.8%		na
Normalized Return on Avg Common Equity	7.7%		6.0%		na
Financial Strength
Current Ratio	2.0		1.8		2.0
Total Debt/Total Capitalization	39.0%		34.7%		40.5%
Total Debt/TIC	38.5%		20.6%		46.5%
Total Debt/EBITDA	2.6	x	2.4	x	3.2	x
Total Debt/EBITDA-CAPEX	2.7	x	2.5	x	3.6	x
EBITDA/Interest Expense	4.1	x	3.6	x	2.9	x
EBITDA-CAPEX/Interest Expense	3.9	x	3.6	x	2.6	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	30-Apr-05	31-Oct-04	31-Oct-03	31-Oct-02
Income and Cashflow
Revenue	$515,630	$514,653	$501,136	$558,946
Gross Profit	$126,633	$134,765	$119,882	$143,430
Normalized EBITDA	$160,896	$170,488	$155,860	$182,346
Normalized EBIT	$109,272	$117,668	$102,149	$126,169
Normalized NI to Common	$55,406	$45,524	$42,899	$46,920
Normalized Diluted EPS	$0.51	$0.42	$0.40	$0.43
Full Time Employees	na	5,600	6,000	6,500
Balance Sheet
Working Capital	$64,996	$65,765	$109,803
Cash & Mkt Securities	$19,742	$22,811	$20,931
Total Debt	$418,464	$416,805	$502,115
Common Equity	$654,744	$784,258	$738,859
Total Assets	$2,407,459	$2,565,360	$2,573,522
Margins
Gross Margin	24.6%	26.2%	23.9%	25.7%
Normalized EBITDA	31.2%	33.1%	31.1%	32.6%
Normalized EBIT	21.2%	22.9%	20.4%	22.6%
Normalized NI to Common	10.7%	8.8%	8.6%	8.4%
Growth
Revenue	0.2%	2.7%	-10.3%
Normalized EBITDA	-5.6%	9.4%	-14.5%
Normalized EBIT	-7.1%	15.2%	-19.0%
Normalized NI to Common	21.7%	6.1%	-8.6%
Normalized Diluted EPS	21.4%	5.0%	-7.0%
Common Equity	-16.5%	6.1%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	30-Apr-05	31-Oct-04	31-Oct-03
Assets
Cash & Mkt Securities	$19,742	$22,811	$20,931
Accounts Receivable	61,599	60,292	99,363
Inventory	37,750	39,036	40,154
Other Current Assets	7,869	23,856	57,944
Total Current Assets	126,960	145,995	218,392
PPE, net	301,346	296,684	304,059
Intangibles, net	405,627	404,014	404,042
Long Term Investments	211,503	210,267	—
Other Assets	1,362,023	1,508,400	1,647,029
Total Assets	$2,407,459	$2,565,360	$2,573,522
Liabilities & Equity
Accounts Payable	$8,210	$9,075	$7,274
Accrued Expenses	37,994	45,750	39,267
Short Term Debt & Capital Leases	5,087	1,725	13,935
Other Current Liabilities	10,673	23,680	48,113
Total Current Liabilities	61,964	80,230	108,589
Other LT Liabilities	1,277,374	1,285,792	1,237,894
Long Term Debt	413,377	415,080	488,180
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	1,752,715	1,781,102	1,834,663
Common Equity	654,744	784,258	738,859
Total Liabilities & Equity	$2,407,459	$2,565,360	$2,573,522

Other Items
Common Shares Outstanding (thous)	109,699	107,885	107,727
Cash Value per Common Share	$0.18	$0.21	$0.19
Common Book Value per Share	$5.97	$7.27	$6.86
Common Tangible Book Value per Share	$2.27	$3.52	$3.11

Total Debt	$418,464	$416,805	$502,115
Net Debt	$398,722	$393,994	$481,184
Total Capitalization	$1,073,208	$1,201,063	$1,240,974

Options and Warrants
Number of Options & Warrants Outstanding (thous)	3,521	3,521	6,788
Weighted Average Exercise Price	$5.26	$5.26	$7.09

Notes

•                  Other unusual items include gains on sale of assets, write-off of investments and loss on early extinguishment of debt.

•                  The company completed a private offering of its 6.25% notes in February 2005. The proceeds have been used to refinance its 10.75% notes.

In March 2005, the Company announced a quarterly cash dividend of 2.5 cents per share.

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	30-Apr-05	31-Oct-04	31-Oct-03	31-Oct-02
Income Statement
Revenue	$515,630	$514,653	$501,136	$558,946
Other Revenue	—	—	—	—
Total Revenue	515,630	514,653	501,136	558,946
Cost of Revenue	388,997	379,888	381,254	415,516
Gross Profit	126,633	134,765	119,882	143,430
Selling, General & Administrative	17,361	17,097	17,733	17,261
Other Operating	—	—	—	—
Operating Income	109,272	117,668	102,149	126,169
Interest Income / (Expense), net	(39,410)	(47,056)	(53,478)	(62,339)
Other Income / (Expense), net	—	—	545	20
Pre-tax Income	69,862	70,612	49,216	63,850
Taxes	14,456	25,088	6,317	16,930
After-tax Income	55,406	45,524	42,899	46,920
Minority Interest	—	—	—	—
Normalized Net Income	55,406	45,524	42,899	46,920
Preferred Dividends	—	—	—	—
Normalized NI to Common	$55,406	$45,524	$42,899	$46,920

Cashflow
Stock Based Compensation	$—	$—	$—	$—
Normalized EBIT	$109,272	$117,668	$102,149	$126,169
Depreciation & Amortization	$51,624	$52,820	$53,711	$56,177
Normalized EBITDA	$160,896	$170,488	$155,860	$182,346
CAPEX, net	$7,836	$648	$16,098	$(51,173)
Norm. EBITDA - CAPEX, net	$153,060	$169,840	$139,762	$233,519
GAAP Operating Cash Flow	$61,796	$93,656	$69,820	$90,489

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	108,339	107,522	108,220	107,861
Normalized Basic EPS	$0.51	$0.42	$0.40	$0.44
Reported Basic EPS	$(1.08)	$0.43	$(0.68)	$0.30
Diluted Rptd Wgt Avg Shrs Out (thous)	108,339	108,159	108,220	108,299
Normalized Diluted EPS	$0.51	$0.42	$0.40	$0.43
Reported Diluted EPS	$(1.08)	$0.43	$(0.68)	$0.29

Normalized Reconciliation

Restructuring/Goodwill Impairment	$(1,304)	$(3,435)	$(75,450)	$—
Other Unusual (Expense) Gain Items	(29,968)	1,251	(18,523)	(15,968)
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	(31,272)	(2,184)	(93,973)	(15,968)
Accounting Changes, net of Taxes	(141,318)	—	—	—
Discontinued Operations, net of Taxes	538	2,822	(22,394)	914
Total Reconciling Items, net of Taxes	$(172,052)	$638	$(116,367)	$(15,054)

Reported Income Tax (Benefit)	$14,456	$25,088	$6,317	$16,930
Reported Net Income (Loss)	$(116,646)	$46,162	$(73,468)	$31,866

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Service Corp. International. Overview	($ in thousands, except per share)

Company Information

Service Corp. International (NYSE - SCI)
1929 Allen Parkway, Houston, Texas,
77019, United States
www.sci-corp.com

Market Data as of Jun 13, 2005
Closing price	$7.45
Market Value (MV)	$2,304,784
Enterprise Value (EV)	$3,232,366
52 Week Low - High Close	$5.88 - $7.80
Shares Outs. (thous)	309,367
Avg. Daily Vol. (thous)	1,023

Shareholder Data
Institutional Holders	65.9%
Insider Holders	1.7%

Company Description

Service Corporation International (SCI) provides funeral and cemetery services primarily in North America. Its funeral service and cemetery operations consist of funeral service locations, cemeteries, crematoria, and related activities. The company’s funeral service locations provide various professional services relating to funerals, including the use of funeral facilities, motor vehicles, and preparation and embalming services. Its funeral service locations sell caskets, burial vaults, cremation receptacles, flowers, burial garments, and other ancillary products and services. SCI’s cemeteries sell interment rights associated with cemetery properties, such as mausoleum spaces, lots, and lawn crypts; cemetery merchandise, such as stone and bronze memorials, burial vaults, caskets, and cremation memorialization products; operate crematoria; and provide other services, including merchandise installations, and burial openings and closings. In addition, it performs interment services and provides management and maintenance of cemetery grounds. SCI also provides mass fatality and emergency response services. As of December 31, 2004, the company operated 1,216 funeral service locations, 400 cemeteries, and 145 crematoria. SCI was incorporated in 1962. SCI was founded by R. L. Waltrip in 1962. The company is headquartered in Houston, Texas.

Valuation Analysis

	Consensus Estimates (No. Est.)				Current		Forward Multiples
	CY2005		CY2006		Multiples		CY2005		CY2006
MV Multiples
Norm. Dil. EPS	$0.36	(3)	$0.08	(4)	18.6	x	24.2	x	20.5	x
Common Equity					1.4	x
Tangible Common Equity					4.6	x
EV Multiples
Revenue	$1,717,300	(3)	$1,745,060	(3)	1.88	x	1.88	x	1.85	x
Normalized EBITDA	$327,150	(4)	$342,500	(4)	8.7	x	9.9	x	9.4	x
Normalized EBIT					13.4	x
Total Assets					0.4	x

Historical Share Price & Volume (thous)

Financial Analysis

	31-Mar-05		31-Dec-04		31-Dec-03
Effectiveness and Efficiency
Asset Turnover	0.2	x	0.2	x	0.3	x
Days Sales Outstanding	21.6		32.6		36.0
Days Inventory Outstanding	21.8		26.1		25.4
Days Payable Outstanding	33.2		18.7		21.1
Normalized Return on Avg Assets	1.6%		2.1%		na
Normalized Return on Avg Common Equity	7.3%		10.0%		na
Financial Strength
Current Ratio	1.8		1.7		1.0
Total Debt/Total Capitalization	42.9%		40.4%		52.7%
Total Debt/TIC	35.1%		19.8%		45.3%
Total Debt/EBITDA	3.4	x	3.1	x	3.7	x
Total Debt/EBITDA-CAPEX	4.6	x	4.0	x	4.9	x
EBITDA/Interest Expense	3.8	x	3.9	x	3.2	x
EBITDA-CAPEX/Interest Expense	2.8	x	3.0	x	2.4	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income and Cashflow
Revenue	$1,722,809	$1,859,308	$2,328,425	$2,312,439
Gross Profit	$315,972	$334,498	$361,965	$362,009
Normalized EBITDA	$371,298	$410,411	$460,777	$475,488
Normalized EBIT	$240,881	$265,118	$299,719	$295,757
Normalized NI to Common	$129,056	$169,253	$150,295	$191,102
Normalized Diluted EPS	$0.40	$0.49	$0.50	$0.65
Full Time Employees	na	13,939	20,471	21,088
Balance Sheet
Working Capital	$239,554	$221,584	$5,468
Cash & Mkt Securities	$320,493	$287,785	$239,431
Total Debt	$1,248,075	$1,253,960	$1,701,871
Common Equity	$1,664,572	$1,853,576	$1,526,958
Total Assets	$7,783,879	$8,199,196	$7,725,204
Margins
Gross Margin	18.3%	18.0%	15.5%	15.7%
Normalized EBITDA	21.6%	22.1%	19.8%	20.6%
Normalized EBIT	14.0%	14.3%	12.9%	12.8%
Normalized NI to Common	7.5%	9.1%	6.5%	8.3%
Growth
Revenue	-7.3%	-20.1%	0.7%
Normalized EBITDA	-9.5%	-10.9%	-3.1%
Normalized EBIT	-9.1%	-11.5%	1.3%
Normalized NI to Common	-23.7%	12.6%	-21.4%
Normalized Diluted EPS	-18.4%	-2.0%	-23.1%
Common Equity	-10.2%	21.4%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	31-Mar-05	31-Dec-04	31-Dec-03
Assets
Cash & Mkt Securities	$320,493	$287,785	$239,431
Accounts Receivable	102,002	102,156	229,839
Inventory	86,312	81,526	136,807
Other Current Assets	34,510	62,030	61,146
Total Current Assets	543,317	533,497	667,223
PPE, net	966,707	970,547	1,277,583
Intangibles, net	1,162,215	1,247,919	1,274,572
Long Term Investments	707,594	764,800	21,872
Other Assets	4,404,046	4,682,433	4,483,954
Total Assets	$7,783,879	$8,199,196	$7,725,204
Liabilities & Equity
Accounts Payable	$223,675	$46,271	$117,500
Accrued Expenses	—	171,326	228,847
Short Term Debt & Capital Leases	75,936	75,075	182,682
Other Current Liabilities	4,152	19,241	132,726
Total Current Liabilities	303,763	311,913	661,755
Other LT Liabilities	4,643,405	4,854,822	4,017,302
Long Term Debt	1,172,139	1,178,885	1,519,189
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	6,119,307	6,345,620	6,198,246
Common Equity	1,664,572	1,853,576	1,526,958
Total Liabilities & Equity	$7,783,879	$8,199,196	$7,725,204

Other Items
Common Shares Outstanding (thous)	310,009	323,225	302,040
Cash Value per Common Share	$1.03	$0.89	$0.79
Common Book Value per Share	$5.37	$5.73	$5.06
Common Tangible Book Value per Share	$1.62	$1.87	$0.84

Total Debt	$1,248,075	$1,253,960	$1,701,871
Net Debt	$927,582	$966,175	$1,462,440
Total Capitalization	$2,912,647	$3,107,536	$3,228,829

Options and Warrants
Number of Options & Warrants Outstanding (thous)	27,672	27,672	28,315
Weighted Average Exercise Price	$10.77	$10.77	$10.77

Notes

•                  Sale of operations in France resulted in a decline of $457.3 million in revenues.

•                  Other unusual items include gains (losses) on dispositions and early extinguishment of debt.

•                  The Company announced in June 2005 a private placement offering of $300 million unsecured 7% Senior Notes due 2017. The Company intends to use the net proceeds to retire the Company’s 7.2% Notes due 2006 and 6.875% Notes due 2007.

($ in thousands, except per share)

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income Statement
Revenue	$1,722,809	$1,859,308	$2,328,425	$2,312,439
Other Revenue	—	—	—	—
Total Revenue	1,722,809	1,859,308	2,328,425	2,312,439
Cost of Revenue	1,406,837	1,524,810	1,966,460	1,950,430
Gross Profit	315,972	334,498	361,965	362,009
Selling, General & Administrative	73,491	69,796	69,105	66,252
Other Operating	1,600	(416)	(6,859)	—
Operating Income	240,881	265,118	299,719	295,757
Interest Income / (Expense), net	(98,508)	(104,688)	(142,735)	(160,872)
Other Income / (Expense), net	1,111	2,610	21,977	18,525
Pre-tax Income	143,484	163,040	178,961	153,410
Taxes	14,428	(6,213)	28,666	(37,692)
After-tax Income	129,056	169,253	150,295	191,102
Minority Interest	—	—	—	—
Normalized Net Income	129,056	169,253	150,295	191,102
Preferred Dividends	—	—	—	—
Normalized NI to Common	$129,056	$169,253	$150,295	$191,102

Cashflow
Stock Based Compensation	$—	$—	$—	$—
Normalized EBIT	$240,881	$265,118	$299,719	$295,757
Depreciation & Amortization	$130,417	$145,293	$161,058	$179,731
Normalized EBITDA	$371,298	$410,411	$460,777	$475,488
CAPEX, net	$98,922	$96,007	$115,563	$99,875
Norm. EBITDA - CAPEX, net	$272,376	$314,404	$345,214	$375,613
GAAP Operating Cash Flow	$146,769	$107,805	$374,108	$352,172

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	321,355	318,737	299,801	294,533
Normalized Basic EPS	$0.40	$0.53	$0.50	$0.65
Reported Basic EPS	$(0.23)	$0.36	$0.28	$(0.79)
Diluted Rptd Wgt Avg Shrs Out (thous)	321,355	344,675	300,790	294,533
Normalized Diluted EPS	$0.40	$0.49	$0.50	$0.65
Reported Diluted EPS	$(0.23)	$0.33	$0.28	$(0.79)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$(15,863)	$(94,910)
Other Unusual (Expense) Gain Items	(57,609)	(52,242)	(51,879)	(178,350)
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	(57,609)	(52,242)	(67,742)	(273,260)
Accounting Changes, net of Taxes	(187,538)	(47,074)	—	(135,560)
Discontinued Operations, net of Taxes	42,358	43,762	2,529	(14,768)
Total Reconciling Items, net of Taxes	$(202,789)	$(55,554)	$(65,213)	$(423,588)

Reported Income Tax (Benefit)	$14,428	$(6,213)	$28,666	$(37,692)
Reported Net Income (Loss)	$(73,733)	$113,699	$85,082	$(232,486)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Carriage Services Inc. Overview	($ in thousands, except per share)

Company Information

Carriage Services Inc. (NYSE - CSV)
1900 Saint James Place, 4th Floor,
Houston, Texas, 77056, United States
www.carriageservices.com

Market Data as of Jun 13, 2005
Closing price	$5.90
Market Value (MV)	$107,891
Enterprise Value (EV)	$329,121
52 Week Low - High Close	$4.45 - $6.20
Shares Outs. (thous)	18,287
Avg. Daily Vol. (thous)	31

Shareholder Data
Institutional Holders	50.1%
Insider Holders	12.3%

Company Description

Carriage Services, Inc. provides death care services and merchandise in the United States. It offers various funeral and cremation services, including planning and coordinating personalized funerals, consultation, removal and preparation of remains, conducting memorial services, performing cemetery interment services, managing and maintaining funeral home facilities for visitation and worship, and transportation services. The company also provides preneed and at need services, and products related to funerals, burials, and cremations, as well as sells caskets, urns, markers, burial vaults, cemetery interment rights, monuments, memorials, and garments. As of March 31, 2005, Carriage Services owned and operated 134 funeral homes and 30 cemeteries in 28 states. The company was founded by Melvin C. Payne in 1991 and is headquartered in Houston, Texas.

Valuation Analysis

	Consensus Estimates (No. Est.)				Current		Forward Multiples
	CY2005		CY2006		Multiples		CY2005		CY2006
MV Multiples
Norm. Dil. EPS	$0.37	(1)	$0.39	(1)	17.9	x	15.9	x	15.1	x
Common Equity					0.9	x
Tangible Common Equity					na
EV Multiples
Revenue	na		na		2.17	x	na		na
Normalized EBITDA	$42,000	(1)	$42,000	(1)	8.2	x	7.8	x	7.8	x
Normalized EBIT					11.2	x
Total Assets					0.6	x

Historical Share Price & Volume (thous)

Financial Analysis

	31-Mar-05		31-Dec-04		31-Dec-03
Effectiveness and Efficiency
Asset Turnover	0.3	x	0.3	x	0.3	x
Days Sales Outstanding	32.0		34.4		38.2
Days Inventory Outstanding	38.8		31.5		30.6
Days Payable Outstanding	61.2		66.6		68.9
Normalized Return on Avg Assets	1.0%		1.7%		na
Normalized Return on Avg Common Equity	5.1%		8.6%		na
Financial Strength
Current Ratio	2.0		1.2		0.7
Total Debt/Total Capitalization	67.1%		63.7%		68.0%
Total Debt/TIC	68.7%		47.7%		73.0%
Total Debt/EBITDA	5.9	x	5.2	x	6.1	x
Total Debt/EBITDA-CAPEX	7.1	x	6.1	x	7.3	x
EBITDA/Interest Expense	1.7	x	2.3	x	2.1	x
EBITDA-CAPEX/Interest Expense	1.4	x	1.9	x	1.7	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income and Cashflow
Revenue	$151,832	$150,206	$146,939	$149,317
Gross Profit	$39,560	$38,303	$37,619	$41,628
Normalized EBITDA	$39,993	$38,932	$37,015	$39,765
Normalized EBIT	$29,280	$28,102	$27,040	$30,200
Normalized NI to Common	$5,971	$9,569	$4,584	$18,049
Normalized Diluted EPS	$0.33	$0.52	$0.26	$1.04
Full Time Employees	na	873	1,049	1,042
Balance Sheet
Working Capital	$22,969	$4,933	$(14,285)
Cash & Mkt Securities	$16,030	$1,948	$2,024
Total Debt	$237,260	$204,043	$225,586
Common Equity	$116,462	$116,438	$105,930
Total Assets	$584,595	$565,156	$538,917
Margins
Gross Margin	26.1%	25.5%	25.6%	27.9%
Normalized EBITDA	26.3%	25.9%	25.2%	26.6%
Normalized EBIT	19.3%	18.7%	18.4%	20.2%
Normalized NI to Common	3.9%	6.4%	3.1%	12.1%
Growth
Revenue	1.1%	2.2%	-1.6%
Normalized EBITDA	2.7%	5.2%	-6.9%
Normalized EBIT	4.2%	3.9%	-10.5%
Normalized NI to Common	-37.6%	108.7%	-74.6%
Normalized Diluted EPS	-36.5%	100.0%	-75.0%
Common Equity	0.0%	9.9%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	31-Mar-05	31-Dec-04	31-Dec-03
Assets
Cash & Mkt Securities	$16,030	$1,948	$2,024
Accounts Receivable	13,651	12,941	15,376
Inventory	13,716	10,134	9,170
Other Current Assets	3,529	6,702	9,536
Total Current Assets	46,926	31,725	36,106
PPE, net	105,241	104,893	107,257
Intangibles, net	156,983	158,063	160,966
Long Term Investments	—	—	—
Other Assets	275,445	270,475	234,588
Total Assets	$584,595	$565,156	$538,917
Liabilities & Equity
Accounts Payable	$19,222	$22,039	$22,703
Accrued Expenses	—	—	—
Short Term Debt & Capital Leases	2,178	2,155	24,400
Other Current Liabilities	2,557	2,598	3,288
Total Current Liabilities	23,957	26,792	50,391
Other LT Liabilities	209,094	220,038	181,410
Long Term Debt	229,679	196,464	195,682
Long Term Capital Leases	5,403	5,424	5,504
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	468,133	448,718	432,987
Common Equity	116,462	116,438	105,930
Total Liabilities & Equity	$584,595	$565,156	$538,917

Other Items
Common Shares Outstanding (thous)	18,246	17,910	17,545
Cash Value per Common Share	$0.88	$0.11	$0.12
Common Book Value per Share	$6.38	$6.50	$6.04
Common Tangible Book Value per Share	$(2.22)	$(2.32)	$(3.14)

Total Debt	$237,260	$204,043	$225,586
Net Debt	$221,230	$202,095	$223,562
Total Capitalization	$353,722	$320,481	$331,516

Options and Warrants
Number of Options & Warrants Outstanding (thous)	1,710	1,710	1,772
Weighted Average Exercise Price	$3.64	$3.64	$3.70

Notes

•                  The company completed a private offering of $130 million 7.875% Senior Notes in January 2005. The company has used the proceeds to refinance an existing obligation.

•                  Other unusual items include write-offs related to a terminated accounting project and gains on sale of assets.

($ in thousands, except per share)

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income Statement
Revenue	$151,832	$150,206	$146,939	$149,317
Other Revenue	—	—	—	—
Total Revenue	151,832	150,206	146,939	149,317
Cost of Revenue	112,272	111,903	109,320	107,689
Gross Profit	39,560	38,303	37,619	41,628
Selling, General & Administrative	10,761	10,665	10,492	10,557
Other Operating	—	—	432	871
Operating Income	28,799	27,638	26,695	30,200
Interest Income / (Expense), net	(24,032)	(17,058)	(17,935)	(19,715)
Other Income / (Expense), net	(883)	(940)	(657)	(865)
Pre-tax Income	3,884	9,640	8,103	9,620
Taxes	(2,087)	71	3,519	(8,429)
After-tax Income	5,971	9,569	4,584	18,049
Minority Interest	—	—	—	—
Normalized Net Income	5,971	9,569	4,584	18,049
Preferred Dividends	—	—	—	—
Normalized NI to Common	$5,971	$9,569	$4,584	$18,049

Cashflow
Stock Based Compensation	$481	$464	$345	$—
Normalized EBIT	$29,280	$28,102	$27,040	$30,200
Depreciation & Amortization	$10,713	$10,830	$9,975	$9,565
Normalized EBITDA	$39,993	$38,932	$37,015	$39,765
CAPEX, net	$6,740	$5,746	$6,204	$6,031
Norm. EBITDA - CAPEX, net	$33,253	$33,186	$30,811	$33,734
GAAP Operating Cash Flow	$4,808	$24,196	$14,680	$18,945

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	17,904	17,786	17,444	16,973
Normalized Basic EPS	$0.33	$0.54	$0.26	$1.06
Reported Basic EPS	$0.32	$0.52	$0.38	$1.19
Diluted Rptd Wgt Avg Shrs Out (thous)	18,257	18,260	17,808	17,433
Normalized Diluted EPS	$0.33	$0.52	$0.26	$1.04
Reported Diluted EPS	$0.32	$0.51	$0.37	$1.16

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	1,385	1,385	1,314	1,730
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	1,385	1,385	1,314	1,730
Accounting Changes, net of Taxes	—	—	—	—
Discontinued Operations, net of Taxes	(1,545)	(1,720)	727	499
Total Reconciling Items, net of Taxes	$(160)	$(335)	$2,041	$2,229

Reported Income Tax (Benefit)	$(2,087)	$71	$3,519	$(8,429)
Reported Net Income (Loss)	$5,811	$9,234	$6,625	$20,278

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Alderwoods Group Inc. Overview	($ in thousands, except per share)

Company Information

Alderwoods Group Inc. (NasdaqNM - AWGI)
311 Elm Street, Suite 1000, Cincinnati,
Ohio, 45202, United States
www.alderwoods.com

Market Data as of Jun 13, 2005
Closing price	$14.36
Market Value (MV)	$575,721
Enterprise Value (EV)	$990,824
52 Week Low - High Close	$8.20 - $14.36
Shares Outs. (thous)	40,092
Avg. Daily Vol. (thous)	189

Shareholder Data
Institutional Holders	76.5%
Insider Holders	0.2%

Company Description

Alderwoods Group, Inc. operates funeral homes and cemeteries in North America. The company operates in three segments: Funeral Activities, Cemetery Activities, and Insurance. The Funeral Activities segment’s operations consist of making funeral and cremation arrangements on an at-need or pre-need basis. Its funeral services include collection of remains; registration of death; professional embalming; use of funeral home facilities; sale of caskets and other merchandise; and transportation to a place of worship, funeral chapel, and cemetery or crematorium. The Cemetery Activities segment assists families in making burial arrangements. Its cemetery products include the selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches, and mausoleum crypts; and the opening and closing of graves and cremation services. The Insurance segment sells various insurance products for the funding of pre-need funerals. As of January 1, 2005, the company operated 648 funeral homes, 79 cemeteries, and 63 combination funeral homes and cemeteries throughout North America. Alderwoods was incorporated in 1987. It was formerly known as Loewen International and changed its name to Alderwoods Group, Inc. in 2002. The company is based in Cincinnati, Ohio.

Valuation Analysis

	Consensus Estimates (No. Est.)				Current		Forward Multiples
	CY2005		CY2006		Multiples		CY2005		CY2006
MV Multiples
Norm. Dil. EPS	$0.72	(0)	$0.77	(1)	na		19.9	x	18.6	x
Common Equity					1.0	x
Tangible Common Equity					2.4	x
EV Multiples
Revenue	na		na		1.37	x	na		na
Normalized EBITDA	$123,000	(1)	$120,000	(1)	8.3	x	8.1	x	8.3	x
Normalized EBIT					13.0	x
Total Assets					0.4	x

Historical Share Price & Volume (thous)

Financial Analysis

	26-Mar-05		1-Jan-05		3-Jan-04
Effectiveness and Efficiency
Asset Turnover	0.3	x	0.3	x	0.3	x
Days Sales Outstanding	31.6		31.7		29.4
Days Inventory Outstanding	10.2		10.5		11.0
Days Payable Outstanding	20.7		20.5		19.7
Normalized Return on Avg Assets	-0.5%		-0.2%		na
Normalized Return on Avg Common Equity	-1.9%		-1.0%		na
Financial Strength
Current Ratio	0.9		1.0		1.2
Total Debt/Total Capitalization	43.4%		45.5%		53.7%
Total Debt/TIC	42.9%		26.5%		62.0%
Total Debt/EBITDA	3.6	x	4.0	x	4.9	x
Total Debt/EBITDA-CAPEX	4.2	x	4.7	x	5.5	x
EBITDA/Interest Expense	1.5	x	1.5	x	1.7	x
EBITDA-CAPEX/Interest Expense	1.3	x	1.3	x	1.5	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	26-Mar-05	1-Jan-05	3-Jan-04	28-Dec-02
Income and Cashflow
Revenue	$723,752	$716,790	$720,281	$691,997
Gross Profit	$126,303	$124,810	$143,944	$126,347
Normalized EBITDA	$119,206	$115,677	$127,845	$120,871
Normalized EBIT	$76,140	$73,592	$87,663	$83,159
Normalized NI to Common	$(10,751)	$(5,400)	$14,695	$1,819
Normalized Diluted EPS	$(0.26)	$(0.13)	$0.36	$0.05
Full Time Employees	na	8,500	8,900	9,500
Balance Sheet
Working Capital	$(24,478)	$(7,756)	$105,819
Cash & Mkt Securities	$16,878	$9,379	$41,612
Total Debt	$431,981	$463,640	$630,852
Common Equity	$563,586	$555,912	$544,893
Total Assets	$2,312,980	$2,372,428	$2,453,003
Margins
Gross Margin	17.5%	17.4%	20.0%	18.3%
Normalized EBITDA	16.5%	16.1%	17.7%	17.5%
Normalized EBIT	10.5%	10.3%	12.2%	12.0%
Normalized NI to Common	-1.5%	-0.8%	2.0%	0.3%
Growth
Revenue	1.0%	-0.5%	4.1%
Normalized EBITDA	3.1%	-9.5%	5.8%
Normalized EBIT	3.5%	-16.1%	5.4%
Normalized NI to Common	na	-136.7%	707.9%
Normalized Diluted EPS	na	-136.1%	620.0%
Common Equity	1.4%	2.0%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	26-Mar-05	1-Jan-05	3-Jan-04
Assets
Cash & Mkt Securities	$16,878	$9,379	$41,612
Accounts Receivable	58,774	66,460	58,076
Inventory	16,735	16,714	17,339
Other Current Assets	59,900	112,762	467,229
Total Current Assets	152,287	205,315	584,256
PPE, net	648,564	658,498	665,880
Intangibles, net	321,081	321,134	320,640
Long Term Investments	791,749	802,913	—
Other Assets	399,299	384,568	882,227
Total Assets	$2,312,980	$2,372,428	$2,453,003
Liabilities & Equity
Accounts Payable	$35,305	$38,134	$34,083
Accrued Expenses	100,933	102,473	120,200
Short Term Debt & Capital Leases	4,236	9,083	10,896
Other Current Liabilities	36,291	63,381	313,258
Total Current Liabilities	176,765	213,071	478,437
Other LT Liabilities	1,144,884	1,148,888	809,717
Long Term Debt	427,745	454,557	619,956
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	1,749,394	1,816,516	1,908,110
Common Equity	563,586	555,912	544,893
Total Liabilities & Equity	$2,312,980	$2,372,428	$2,453,003

Other Items
Common Shares Outstanding (thous)	40,060	40,017	39,985
Cash Value per Common Share	$0.42	$0.23	$1.04
Common Book Value per Share	$14.07	$13.89	$13.63
Common Tangible Book Value per Share	$6.05	$5.87	$5.61

Total Debt	$431,981	$463,640	$630,852
Net Debt	$415,103	$454,261	$589,240
Total Capitalization	$995,567	$1,019,552	$1,175,745

Options and Warrants
Number of Options & Warrants Outstanding (thous)	4,245	4,245	4,185
Weighted Average Exercise Price	$8.89	$8.89	$8.87

Notes

•                  Other unusual items include provision for asset impairment and gains and losses on disposal of assets.

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	26-Mar-05	1-Jan-05	3-Jan-04	28-Dec-02
Income Statement
Revenue	$640,465	$636,666	$659,154	$638,013
Other Revenue	83,287	80,124	61,127	53,984
Total Revenue	723,752	716,790	720,281	691,997
Cost of Revenue	597,449	591,980	576,337	565,650
Gross Profit	126,303	124,810	143,944	126,347
Selling, General & Administrative	50,163	51,218	56,281	43,188
Other Operating	—	—	—	—
Operating Income	76,140	73,592	87,663	83,159
Interest Income / (Expense), net	(80,331)	(78,079)	(76,453)	(85,050)
Other Income / (Expense), net	(2,409)	(2,366)	(3,000)	3,166
Pre-tax Income	(6,600)	(6,853)	8,210	1,275
Taxes	4,151	(1,453)	(6,485)	(544)
After-tax Income	(10,751)	(5,400)	14,695	1,819
Minority Interest	—	—	—	—
Normalized Net Income	(10,751)	(5,400)	14,695	1,819
Preferred Dividends	—	—	—	—
Normalized NI to Common	$(10,751)	$(5,400)	$14,695	$1,819

Cashflow
Stock Based Compensation	$—	$—	$—	$—
Normalized EBIT	$76,140	$73,592	$87,663	$83,159
Depreciation & Amortization	$43,066	$42,085	$40,182	$37,712
Normalized EBITDA	$119,206	$115,677	$127,845	$120,871
CAPEX, net	$17,128	$16,266	$13,777	$11,723
Norm. EBITDA - CAPEX, net	$102,078	$99,411	$114,068	$109,148
GAAP Operating Cash Flow	$156,242	$119,589	$155,775	$68,684

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	40,016	40,001	39,971	39,916
Normalized Basic EPS	$(0.27)	$(0.13)	$0.37	$0.05
Reported Basic EPS	$0.44	$0.23	$0.27	$(5.86)
Diluted Rptd Wgt Avg Shrs Out (thous)	41,206	41,132	40,465	39,916
Normalized Diluted EPS	$(0.26)	$(0.13)	$0.36	$0.05
Reported Diluted EPS	$0.43	$0.23	$0.27	$(5.86)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$(228,281)
Other Unusual (Expense) Gain Items	9,095	1,607	(5,451)	2,966
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	9,095	1,607	(5,451)	(225,315)
Accounting Changes, net of Taxes	—	—	—	—
Discontinued Operations, net of Taxes	19,304	13,142	1,563	(10,248)
Total Reconciling Items, net of Taxes	$28,399	$14,749	$(3,888)	$(235,563)

Reported Income Tax (Benefit)	$4,151	$(1,453)	$(6,485)	$(544)
Reported Net Income (Loss)	$17,648	$9,349	$10,807	$(233,744)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

APPENDIX – COMPARABLE COMPANY DATA

Neptune Society Inc. Overview	($ in thousands, except per share)

Company Information

Neptune Society Inc. (OTCBB - NPTI)
4312 Woodman Avenue, Third Floor,
Sherman Oaks, California, 91423, United
www.neptunesociety.com

Market Data as of Jun 13, 2005
Closing price	$2.16
Market Value (MV)	$14,126
Enterprise Value (EV)	$19,953
52 Week Low - High Close	$1.11 - $4.83
Shares Outs. (thous)	6,540
Avg. Daily Vol. (thous)	7

Shareholder Data
Institutional Holders	0.0%
Insider Holders	25.1%

Company Description

The Neptune Society, Inc. engages in the marketing and administration of preneed and/or at need cremation services. The company operates crematories in California, Washington, Oregon, and Iowa. It offers other services and products, including urns and memorialization options. These options include upgraded permanent memorial urns or keepsakes, memorial record books, memorial life celebration videos, assistance in arranging for private or public memorial services, and arranging for disposition of the ashes other than common scattering at sea, such as delivery to cemeteries or other points of permanent disposition. It offers its services in California, Colorado, Florida, New York, Arizona, Illinois, Iowa, Oregon, and Washington. The company was founded in 1972. Neptune society was incorporated in 1985 as L R Associates, Inc. and changed its name to Lari Corp. in 1998. Further, it changed its name to Neptune Society, Inc. in 1999. Neptune Society is headquartered in Sherman Oaks, California.

Valuation Analysis

	Consensus Estimates (No. Est.)		Current		Forward Multiples
	CY2005	CY2006	Multiples		CY2005		CY2006
MV Multiples
Net Income	$1,582	$2,280	14.4	x	8.9	x	6.2	x
Common Equity			2.2	x
Tangible Common Equity			na
EV Multiples
Revenue	$28,009	$33,757	0.79	x	0.71	x	0.59	x
Normalized EBITDA	$2,523	$3,333	7.2	x	7.9	x	6.0	x
Normalized EBIT			7.7	x
Total Assets			0.5	x

Historical Share Price & Volume (thous)

Financial Analysis

	31-Mar-05		31-Dec-04		31-Dec-03
Effectiveness and Efficiency
Asset Turnover	0.7	x	0.7	x	0.6	x
Days Sales Outstanding	40.9		34.8		36.5
Days Inventory Outstanding	na		na		na
Days Payable Outstanding	42.9		42.1		45.9
Normalized Return on Avg Assets	2.8%		1.9%		na
Normalized Return on Avg Common Equity	13.8%		10.4%		na
Financial Strength
Current Ratio	2.2		2.2		0.6
Total Debt/Total Capitalization	59.3%		41.9%		65.0%
Total Debt/TIC	39.9%		24.3%		59.6%
Total Debt/EBITDA	3.4	x	2.5	x	5.1	x
Total Debt/EBITDA-CAPEX	3.5	x	2.5	x	5.3	x
EBITDA/Interest Expense	1.9	x	1.7	x	0.9	x
EBITDA-CAPEX/Interest Expense	1.8	x	1.7	x	0.9	x

Valuation Multiple Graphs

Financial Summary with Growth and Margin Analysis

	As of & LTM	As of & Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income and Cashflow
Revenue	$25,145	$23,620	$20,471	$11,767
Gross Profit	$20,211	$18,990	$15,760	$7,451
Normalized EBITDA	$2,785	$2,604	$1,692	$(3,634)
Normalized EBIT	$2,604	$2,411	$1,467	$(3,887)
Normalized NI to Common	$1,057	$702	$(688)	$(6,871)
Normalized Diluted EPS	$0.15	$0.10	$(0.13)	$(1.92)
Full Time Employees	na	117	93	56
Balance Sheet
Working Capital	$3,725	$3,239	$(1,665)
Cash & Mkt Securities	$3,534	$3,422	$538
Total Debt	$9,360	$6,390	$8,652
Common Equity	$6,420	$8,864	$4,650
Total Assets	$38,033	$36,805	$35,413
Margins
Gross Margin	80.4%	80.4%	77.0%	63.3%
Normalized EBITDA	11.1%	11.0%	8.3%	-30.9%
Normalized EBIT	10.4%	10.2%	7.2%	-33.0%
Normalized NI to Common	4.2%	3.0%	-3.4%	-58.4%
Growth
Revenue	6.5%	15.4%	74.0%
Normalized EBITDA	6.9%	54.0%	na
Normalized EBIT	8.0%	64.3%	na
Normalized NI to Common	50.4%	na	na
Normalized Diluted EPS	50.0%	na	na
Common Equity	-27.6%	90.6%

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

Balance Sheet Data

	As of	As of
	31-Mar-05	31-Dec-04	31-Dec-03
Assets
Cash & Mkt Securities	$3,534	$3,422	$538
Accounts Receivable	3,171	2,459	2,048
Inventory	—	—	—
Other Current Assets	121	105	125
Total Current Assets	6,826	5,986	2,711
PPE, net	347	318	341
Intangibles, net	23,728	23,693	24,406
Long Term Investments	—	—	—
Other Assets	7,132	6,808	7,955
Total Assets	$38,033	$36,805	$35,413
Liabilities & Equity
Accounts Payable	$2,826	$2,486	$2,425
Accrued Expenses	—	—	—
Short Term Debt & Capital Leases	120	120	1,951
Other Current Liabilities	155	141	—
Total Current Liabilities	3,101	2,748	4,376
Other LT Liabilities	19,272	18,923	19,687
Long Term Debt	9,240	6,270	6,701
Long Term Capital Leases	—	—	—
Minority Interests	—	—	—
Preferred Stock	—	—	—
Total Liabilities & Pref Stock	31,613	27,941	30,763
Common Equity	6,420	8,864	4,650
Total Liabilities & Equity	$38,033	$36,805	$35,413

Other Items
Common Shares Outstanding (thous)	6,540	7,065	5,773
Cash Value per Common Share	$0.54	$0.48	$0.09
Common Book Value per Share	$0.98	$1.25	$0.81
Common Tangible Book Value per Share	$(2.65)	$(2.10)	$(3.42)

Total Debt	$9,360	$6,390	$8,652
Net Debt	$5,826	$2,968	$8,114
Total Capitalization	$15,780	$15,254	$13,302

Options and Warrants
Number of Options & Warrants Outstanding (thous)	na	na	na
Weighted Average Exercise Price	na	na	na

Notes

Income Statement and Cashflow Data

	LTM	Fiscal Years Ended
	31-Mar-05	31-Dec-04	31-Dec-03	31-Dec-02
Income Statement
Revenue	$25,145	$23,620	$20,471	$11,767
Other Revenue	—	—	—	—
Total Revenue	25,145	23,620	20,471	11,767
Cost of Revenue	4,935	4,631	4,711	4,315
Gross Profit	20,211	18,990	15,760	7,451
Selling, General & Administrative	15,476	14,505	12,531	9,481
Other Operating	2,180	2,149	2,053	2,261
Operating Income	2,555	2,335	1,176	(4,291)
Interest Income / (Expense), net	(1,460)	(1,548)	(1,864)	(2,579)
Other Income / (Expense), net	—	—	—	—
Pre-tax Income	1,095	787	(688)	(6,871)
Taxes	38	85	—	—
After-tax Income	1,057	702	(688)	(6,871)
Minority Interest	—	—	—	—
Normalized Net Income	1,057	702	(688)	(6,871)
Preferred Dividends	—	—	—	—
Normalized NI to Common	$1,057	$702	$(688)	$(6,871)

Cashflow
Stock Based Compensation	$49	$76	$291	$404
Normalized EBIT	$2,604	$2,411	$1,467	$(3,887)
Depreciation & Amortization	$181	$193	$224	$253
Normalized EBITDA	$2,785	$2,604	$1,692	$(3,634)
CAPEX, net	$89	$18	$53	$175
Norm. EBITDA - CAPEX, net	$2,696	$2,587	$1,639	$(3,809)
GAAP Operating Cash Flow	$903	$4,068	$967	$734

EPS Calculations
Basic Rptd Wgt Avg Shrs Out (thous)	6,975	6,744	5,234	3,576
Normalized Basic EPS	$0.15	$0.10	$(0.13)	$(1.92)
Reported Basic EPS	$0.20	$0.41	$(0.01)	$(1.88)
Diluted Rptd Wgt Avg Shrs Out (thous)	7,091	6,857	5,234	3,576
Normalized Diluted EPS	$0.15	$0.10	$(0.13)	$(1.92)
Reported Diluted EPS	$0.20	$0.40	$(0.01)	$(1.88)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	361	2,030	654	165
Tax Shelter (Charge) on Unusual Items	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	361	2,030	654	165
Accounting Changes, net of Taxes	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—
Total Reconciling Items, net of Taxes	$361	$2,030	$654	$165

Reported Income Tax (Benefit)	$38	$85	$—	$—
Reported Net Income (Loss)	$1,418	$2,733	$(33)	$(6,706)

Sources of information: SEC Edgar Filings, Reuters & FT.com all via Capital IQ.

QuickLinks

  Exhibit 99.C